AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 2000

                                                      REGISTRATION NO. 333-94425
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                              CARDIAC SCIENCE, INC.
                              ---------------------
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                         3845                 33-0465681
            --------                         ----                 ----------
(State or Other Jurisdiction   (Primary Standard Industrial  (I.R.S. Employer
     of Incorporation or       Classification Code Number)   Identification No.)
         Organization)

                                   -----------
                              16931 Millikan Avenue
                            Irvine, California 92606
                                 (949) 587-0357
       ------------------------------------------------------------------
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                   -----------
                           RAYMOND W. COHEN, PRESIDENT
                              CARDIAC SCIENCE, INC.
                              16931 Millikan Avenue
                            Irvine, California 92606
                                 (949) 587-0357
                                 --------------
       (Name, Address Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent For Service)

                                   -----------

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                            LEONARD J. BRESLOW, ESQ.
                              BRESLOW & WALKER, LLP
                        100 JERICHO QUADRANGLE, SUITE 230
                             JERICHO, NEW YORK 11753
                               TEL: (516) 822-6505
                               FAX: (516) 822-6544

                                   -----------
 Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check
the following box   X
                  -----

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ___________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ___________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ___________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box ____________
================================================================================
                                   -----------

--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

                  Title of Each Class of Securities           Amount         Proposed         Proposed         Amount of
                          to be Registered                     to be          Maximum          Maximum       Registration
                                                             Registered      Offering         Aggregate            Fee
                                                                             Price Per      Offering Price
                                                                             Security(2)
--------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $0.001 per share(1)                  8,791,630         $4.69         $41,232,745        $10,886
--------------------------------------------------------------------------------------------------------------------------

(1) Represents shares of Common Stock, which may be sold by selling stockholders. See "Selling Stockholders".

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. Represents the average of the high and the low prices of the Common Stock as quoted on the OTC Bulletin Board on January 3, 2000.

         Pursuant to Rule 416 of the Securities Act of 1933, this registration statement also relates to such additional indeterminate number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the warrants held by certain of the selling stockholders.

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED FEBRUARY 4, 2000

                              CARDIAC SCIENCE, INC.

                                8,791,630 Shares

                                  Common Stock

                                   -----------

         This prospectus relates to 8,791,630 shares of common stock of Cardiac Science, Inc. which may be offered and sold, from time to time, by the selling stockholders named in this prospectus. We will not receive any proceeds from the sale of the shares by the selling stockholders.

         Our common stock currently is quoted on the OTC Bulletin Board under the symbol "DFIB." On February 2, 2000, the last reported sale price of our common stock on the OTC Bulletin Board was $5.94 per share. We have applied to have the common stock approved for quotation on the Nasdaq Small Cap Market.

         SEE "RISK FACTORS" COMMENCING ON PAGE 5 TO READ ABOUT THE RISKS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OR THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         We will bear all costs and expenses of the registration of the shares under the Securities Act and certain state securities laws, other than fees of counsel for the selling stockholders and any discounts or commissions payable with respect to sales of the shares.




                 The date of this prospectus is February , 2000

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THE COMMON STOCK. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING "RISK FACTORS" AND THE FINANCIAL STATEMENTS, BEFORE MAKING AN INVESTMENT DECISION.

                                   OUR COMPANY

         We have developed proprietary tachyarrhythmia detection and discrimination software, RHYTHMx ECD-TM-,to be incorporated into devices that are attached prophylactically to patients determined to be at risk of sudden cardiac arrest. RHYTHMx ECD enables these devices, such as external defibrillator monitors and patient monitoring systems, to provide patients suffering sudden cardiac arrest with potentially lifesaving defibrillation therapy in as little as 10 seconds without human intervention. We intend to license RHYTHMx ECD to third parties. We also have designed, are developing, and intend to market non-invasive automatic external cardiac defibrillation or "AECD-Registered Trademark-" devices that use RHYTHMx ECD as well as our other proprietary technology. We believe our proprietary technology will help to create a new standard of care by significantly increasing the rate at which patients survive sudden cardiac arrests.

         Our first device, the Powerheart, is the only FDA cleared non-invasive external cardioverter defibrillator device that provides fully automatic detection and treatment of ventricular tachyarrhythmias for in-hospital patients. In December 1998, we entered into a five-year exclusive distribution and licensing agreement with Medtronic Physio-Control, a subsidiary of Medtronic, Inc. Medtronic Physio-Control will market the Powerheart in the U.S., Canada, and selected European countries, and also has been licensed to integrate RHYTHMx ECD into Medtronic's LIFEPAK-Registered Trademark- line of in-hospital external defibrillators. We also have signed distribution agreements covering 27 other international markets giving us representation in 39 countries.

         In addition to the Powerheart, we are developing two other products based on our proprietary technology:

          - a fully automatic defibrillator module that is designed to be embedded and integrated into existing, third party patient monitoring systems which typically are located in most acute care areas within hospitals; and

          - an automatic, portable, "public-access" external defibrillator for use by early responders and non-medical personnel.

         Our strategy is to rapidly build a large installed base of products using our proprietary technology through strategic alliances with established industry leaders and by marketing through country-specific, independent international distributors. We hope to generate revenue from licensing
RHYTHMx ECD, from selling devices that use our proprietary technology, and from recurring sales of our single-use, disposable defibrillator pads. Both the Powerheart and the automatic defibrillator module utilize these disposable defibrillator pads which, for sanitary, safety, and performance reasons, must be changed once every 24 hours. Our disposable defibrillator pads feature our proprietary "smart chip" technology, designed to assure that only our pads will be used with defibrillator and monitoring devices utilizing our proprietary technology.

                                    ABOUT US

         We were incorporated in the State of Delaware in May 1991. Our principal executive offices are located at 16931 Millikan Avenue, Irvine, California 92606. Our phone number is 949-587-0357. Our website address is cardiacscience.com. The information in our website is not a part of this prospectus.

         AECD, POWERHEART and MDF are our U.S. registered trademarks. AECD, AECD ELECTRODES, and POWERHEART are our registered trademarks in Great Britain, France, Japan, and China. Other service marks, trademarks, and trade names referred to in this prospectus are the property of their respective owners.

                                  THE OFFERING

Common Stock offered by the selling stockholders ........   8,791,630 shares
Common Stock outstanding prior to the offering...........   12,313,127 shares
Common Stock outstanding after the offering .............   12,313,127 shares
OTC Bulletin Board Symbol................................   DFIB

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. You should carefully review and consider the risks discussed under "Risk Factors" as well as the other information set forth in this prospectus before buying our common stock.

                             SUMMARY FINANCIAL DATA

         The following summary financial information is derived from our consolidated financial statements. You should read this summary financial information in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and related notes.

STATEMENT OF OPERATIONS DATA:
   (in thousands, except per share data)

                                                                                              Nine Months Ended
                                                    For the Year Ended December 31,             September 30,
                                                                                                 (Unaudited)

                                              1994(1)   1995(1)  1996(1)     1997     1998      1999        1998
                                              -------   -------  -------   -------  -------   --------    --------

    Operating expenses                        $   454   $ 1,012   $  827   $ 1,776  $ 3,722   $  4,821    $  2,493
                                              -------   -------  -------   -------  -------   --------    --------
    Loss from continuing operations              (488)     (940)    (792)   (1,781)  (3,788)    (4,829)     (2,510)
    Extraordinary loss                           (245)      ---      ---       ---      ---        ---         ---
    Loss from discontinued operations             ---       ---      ---       (44)    (651)       ---         (88)
                                              -------   -------  -------   -------  -------   --------    --------
    Net loss                                  $  (733)  $  (940) $  (792)   (1,825)  (4,439)    (4,829)  $  (2,598)
                                              =======   =======  =======   =======  =======   ========    =========
    Basic and diluted (loss) per share:
       Continuing operations                  $ (0.28)  $ (0.28) $ (0.23)  $ (0.46) $ (0.69)  $  (0.52)  $  ((0.47)
       Extraordinary loss                       (0.13)      ---      ---       ---      ---        ---         ---
       Discontinued operations                    ---       ---      ---     (0.01)   (0.12)       ---       (0.02)
                                              -------   -------  -------   -------  -------   --------    --------
    Net loss per share                        $ (0.41)  $ (0.28) $ (0.23)  $ (0.47) $ (0.81)  $  (0.52)   $  (0.49)
                                              =======   =======  =======   =======  =======   ========    =========
    Weighted average shares used in
       Computing net loss per share             1,775     3,327    3,395     3,876    5,460      9,208       5,276
                                              =======   =======  =======   =======  =======   ========    =========

(1) restated to give effect to a one-for-11.42857143 reverse stock split of the issued and outstanding shares of the common stock effectuated in September 1997.

SELECTED BALANCE SHEET DATA:
 (in thousands)

                                                    December 31,                    September 30, 1999
                                                                                        (Unaudited)

                                     1994      1995     1996      1997     1998     Actual    Pro Forma(1)
                                     ----      ----     ----      ----     ----     ------    ------------

    Cash and cash equivalents       $ 1,950   $ 1,178   $  413    $  561  $ 1,248   $  4,818    $    8,491
    Working capital (deficit)         1,767       969      241       (.3)    (550)     4,619         7,280
    Total assets                      2,005     1,230      453     1,784    1,556      6,335         8,997
    Long term debt, net of
    current portion                     102       102      ---       ---       16        110           110
    Total stockholders' equity
    (deficit)                         1,712       909      269       697     (288)     4,949         7,610

(1) on a pro forma basis to give effect to the sale of 786,520 shares of common stock and issuance of 257,500 shares of common stock for common stock subscribed at September 30, 1999.

                                  RISK FACTORS

         AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY REVIEW AND CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION, OR OPERATING RESULTS COULD BE MATERIALLY ADVERSELY AFFECTED. IN SUCH CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

WE HAVE A LIMITED OPERATING HISTORY AND A HISTORY OF LOSSES, WE EXPECT TO INCUR LOSSES IN THE FUTURE, AND OUR AUDITORS HAVE EXPRESSED DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

         We were formed in 1991 and have been engaged primarily in organizational activities, research and development, pre-clinical testing, human clinical trials, and capital raising activities. In February 1994, we substantially curtailed our operations due to lack of funds. In May 1994, we temporarily ceased all activities except those related to obtaining financing. We resumed operations upon the completion of a private placement financing in September 1994.

         We incurred net losses of approximately $4,829,000 for the nine months ended September 30, 1999, $4,438,700 for the year ended December 31, 1998, and $1,824,600 for the year ended December 31, 1997. As of September 30, 1999, we had an accumulated deficit of $16,047,279, which has since increased. Except for sales by our former wholly owned subsidiary, Diagnostic Monitoring, we have not generated any operating revenues to date. The development and commercialization of our products will require substantial expenditures for research and development, regulatory clearances, and the establishment of manufacturing, marketing, and sales capabilities. As a result, we anticipate that we will continue to incur losses for the foreseeable future.

         We received a report on our consolidated financial statements from our independent accountants, PricewaterhouseCoopers LLP, for the year ended December 31, 1998, that includes an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern without, among other things, obtaining additional financing adequate to support our research and development activities, or achieving a level of revenues adequate to support our cost structure.

OUR BUSINESS IS SUBJECT TO FACTORS OUTSIDE OUR CONTROL

         Our business may be affected by a variety of factors, many of which are outside our control. Factors that may affect our business include:

         -    the success of our product development efforts;

         -    the success of our marketing campaign;

         -    competition;

         -    our ability to attract qualified personnel;

         - the amount and timing of operating costs and capital expenditures necessary to establish our business, operations, and infrastructure;

         -    governmental regulation; and

         - general economic conditions as well as economic conditions specific to the medical industry.

OUR PRODUCTS, SOME OF WHICH ARE STILL UNDER DEVELOPMENT, MAY NOT BE READILY ACCEPTED BY THE MARKET

         Although defibrillation techniques are well known within the medical community worldwide and are considered to be accepted and effective medical therapy, we can not assure you that the market will recognize the benefits or the potential applications of our products. Even if we are able to successfully demonstrate to physicians and potential customers the benefits, safety, efficacy, and cost-effectiveness of our products, we cannot assure you that there will be sufficient market acceptance and demand of our products to allow us to operate profitably.

WE HAVE LIMITED MANUFACTURING EXPERIENCE

         We have limited manufacturing experience, and no experience in manufacturing products in the volumes that will be necessary for us to achieve significant commercial sales. In September 1998, we entered into a development and manufacturing agreement with Zevex International, Inc., a contract medical device manufacturer. Although Zevex is an established contract manufacturer, we cannot assure you that Zevex will be able to provide reliable, high-volume manufacturing at commercially reasonable costs. Zevex may encounter difficulties in establishing its production capabilities, including problems involving quality control and assurance, and shortages of qualified personnel. In addition, Zevex's manufacturing facilities will be subject to applicable FDA regulations, international quality standards, and other regulatory requirements. Failure by Zevex or us to maintain our respective facilities in accordance with FDA regulations, international quality standards, or other regulatory requirements may result in delays or termination of production, which could have a material adverse effect on our business, financial condition, and results of operations.

WE MUST MAINTAIN AND ESTABLISH STRATEGIC ALLIANCES AND OTHER THIRD PARTY RELATIONSHIPS TO IMPLEMENT OUR BUSINESS STRATEGY

         Our strategy for manufacturing, marketing, and distributing our products is dependent upon forming strategic alliances and relationships with joint venture partners, contract manufacturers, or other third parties, and upon the subsequent success of these parties in performing their responsibilities. We cannot assure you that our existing arrangements or those which we may establish in the future will be successful. There would be a material adverse effect on us if

         - any of our existing arrangements are cancelled or are unsuccessful, and we are unable to secure new alliances in their place; or

         -    we are unable to secure additional strategic alliances.

WE MUST COMPLY WITH GOVERNMENTAL REGULATIONS AND INDUSTRY STANDARDS

         We are subject to significant regulations by authorities in the United States and foreign jurisdictions regarding the clearance of our products and the subsequent manufacture, marketing, and distribution of our products once approved. The design, efficacy, and safety of our products are subject to extensive and rigorous testing before receiving marketing clearance from the FDA. The FDA also regulates the registration, listing, labeling, manufacturing, packaging, marketing, promotion, distribution, record keeping and reporting for medical devices. The process of obtaining FDA clearances is lengthy and expensive, and we cannot assure you that we will be able to obtain the necessary clearances for marketing our products on a timely basis, if at all. Failure to receive or delays in receipt of regulatory clearances would limit our ability to commercialize our products, which would have a material adverse effect on our business, financial condition, and results of operations. Even if such clearances are granted by the FDA, our products will be subject to continual review. Later discovery of previously undetected problems or failure to comply with regulatory standards may result in restriction of the product's labeling, a costly and time-consuming product recall, withdrawal of clearance, or other regulatory or enforcement action. Moreover, future governmental statutes, regulations, or policies, or changes in existing statutes, regulations, or policies, may have an adverse effect on the development, production, or distribution of our products.

         Any regulatory clearance, if granted, may include significant limitations on the uses for which our products may be marketed. FDA enforcement policy strictly prohibits the marketing of cleared medical devices for unapproved uses. In addition, the manufacturing processes used to produce our products will be required to comply with the Good Manufacturing Practices or "GMP" regulations of the FDA. These regulations cover design, testing, production, control, documentation, and other requirements. Enforcement of GMP regulations has increased significantly in the last several years, and the FDA has publicly stated that compliance will be more strictly scrutinized. Our facilities and manufacturing processes and those of certain of our third party contract manufacturers and suppliers will be subject to periodic inspection by the FDA and other agencies. Failure to comply with applicable regulatory requirements could result in, among other things,

          -    warning letters,

          -    fines,

          -    injunctions,

          -    civil penalties,

          -    recalls or seizures of products,

          -    total or partial suspension of production,

          - refusal of the government to grant pre-market clearance or pre-market approval for devices,

          -    withdrawal of clearances, and

          -    criminal prosecution.

         To market our products in certain foreign jurisdictions, we (or our distributors and agents) must obtain required regulatory clearances and approvals and otherwise comply with extensive regulations regarding safety and quality. Compliance with these regulations and the time required for regulatory reviews vary from country to country. We cannot assure you that we will obtain regulatory clearances and approvals in foreign countries, and we may be required to incur significant costs in applying for, obtaining, or maintaining foreign regulatory clearances and approvals.

WE FACE INTENSE COMPETITION

         The domestic and international markets for external defibrillators are highly competitive. Our products will compete with a variety of existing external defibrillators that are presently in widespread use, including devices which are designed to automatically perform the diagnosis of the patient but with which therapy is manually initiated by a trained medical technician. The external defibrillation market is dominated by

         - Medtronic Physio-Control, a wholly-owned subsidiary of Medtronic, Inc.;

         -    Hewlett Packard Corporation and its subsidiary, HeartStream,
              Inc.; and

         -    Zoll Medical, Inc.

         Other competitors in this market segment include Marquette Electronics, Inc., SurVivaLink Corporation, and Laerdal Corporation. Many of the manufacturers of competing external devices

         -    are well established in the medical device field,

         - have substantially greater experience than us in research and development, obtaining regulatory clearances, manufacturing, and sales and marketing, and

         - have significantly greater financial, research, manufacturing, and marketing resources than us.

         Other companies can develop invasive or non-invasive products capable of delivering comparable or greater therapeutic benefits than our products or which offer greater safety or cost effectiveness than our products. Furthermore, future technologies or therapies developed by others may render our products obsolete or uneconomical, and we may not be successful in marketing our products against such competitors.

IF WE SELL OUR PRODUCTS INTERNATIONALLY, WE WILL BE EXPOSED TO NUMEROUS RISK ASSOCIATES WITH INTERNATIONAL OPERATIONS.

         We intend to market our products in international markets. International operations entail various risks, including

         -    political instability;

         -    economic instability and recessions;

         -    exposure to currency fluctuations;

         -    difficulties of administering foreign operations generally;

         -    reduced protection for intellectual property rights;

         -    potentially adverse tax consequences; and

         - obligations to comply with a wide variety of foreign laws and other regulatory requirements.

WE HAVE LIMITED MARKETING AND SALES CAPABILITIES

         We have limited sales and marketing resources. Although our executive management team has extensive marketing and sales experience in the cardiology field, we cannot assure you that our marketing and sales efforts will be successful. We intend to market our products in the United States and certain foreign countries via a strategic distribution alliance with Medtronic Physio-Control, Inc. We intend to market our products in other foreign countries through a network of international distributors, of which 24 distributors have already entered into exclusive, country-specific agreements. We cannot assure you that we will be able to consummate additional strategic distribution partnerships with other companies for our products, or that distributors will devote adequate time or resources to selling our products.

OUR BUSINESS IS DEPENDENT UPON OUR EXECUTIVE OFFICERS, AND OUR ABILITY TO ATTRACT AND RETAIN OTHER KEY PERSONNEL

         Our success is dependent in large part on the continued employment and performance of our President and Chief Executive Officer, Raymond W. Cohen, as well as other key management and operating personnel. The loss of any of these persons could have a material adverse effect on the business. We do not have key person life insurance on any of our employees.

         Our future success also will depend upon our ability to retain existing key personnel, and to hire and to retain additional qualified technical, engineering, scientific, managerial, marketing, and sales personnel. The failure to recruit such personnel, the loss of such existing personnel, or failure to otherwise obtain such expertise would have a material adverse effect on our business and financial condition.

WE MAY FACE PRODUCT LIABILITY CLAIMS

         The testing, manufacturing, marketing and sale of medical devices subjects us to the risk of liability claims or product recalls. For example, it is possible that our products will fail to deliver an energy charge when needed by the patient, or that they will deliver an energy charge when it is not needed. As a result, we may be subject to liability claims or product recalls for products to be distributed in the future or products that have already been distributed. Although we maintain product liability insurance in the countries in which we intend to conduct business, we cannot assure you that such coverage is adequate or will continue to be available at affordable rates. Product liability insurance is expensive and may not be available in the future on acceptable terms, if at all. A successful product liability claim could inhibit or prevent commercialization of our products, impose a significant financial burden on us, or both, and could have a material adverse effect on our business and financial condition.

OUR TECHNOLOGY MAY BECOME OBSOLETE

         The medical equipment and health care industries are characterized by extensive research and rapid technological change. The development by others of new or improved products, processes, or technologies may make our products obsolete or less competitive. Accordingly, we plan to devote continued resources, to the extent available, to further develop and enhance our existing products and to develop new products. We cannot assure you that these efforts will be successful.

WE DEPEND ON PATENTS AND PROPRIETARY RIGHTS

         Our success will depend, in part, on our ability to obtain and maintain patent rights to preserve our trade secrets and to operate without infringing on the proprietary rights of third parties. The validity and breadth of claims covered in medical technology patents involve complex legal and factual questions and therefore may be highly uncertain. We cannot assure you that

         -    any additional patents will be issued to us,

         - the scope of any existing or future patents will exclude competitors or provide us with competitive advantages,

         - any of our patents will be held valid and enforceable if challenged, or

         - others will not claim rights in or ownership to the patents and other proprietary rights held by us.

Furthermore, others may have developed or could develop similar products or patent rights, may duplicate our products, or design around our current or future patents. In addition, others may hold or receive patents, which contain claims having a scope that covers products developed by us. We also rely upon trade secrets to protect our proprietary technology. Others may independently develop or otherwise acquire substantially equivalent know-how, or gain access to and disclose our proprietary technology. We cannot assure you that we can ultimately protect meaningful rights to our proprietary technology.

WE MAY NOT BE ABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS

         There has been substantial litigation regarding patent and other intellectual property rights in the medical device industry. Such litigation, if it occurs, could result in substantial expense to us and diversion of our efforts, but may be necessary to

         -    enforce our patents,

         -    protect our trade secrets and know-how,

         - defend us against claimed infringement of the rights of others, or

         - determine the enforceability, scope, and validity of the proprietary rights of others.

An adverse determination in any such litigation could subject us to significant liability to third parties or require us to seek licenses from third parties. Although patent and intellectual property disputes in the medical device industry have often been settled through licensing or similar arrangements, costs associated with such arrangements may be substantial and could include ongoing royalties. Moreover, we cannot assure you that necessary licenses would be available to us on satisfactory terms, if at all. If such licenses cannot be obtained on acceptable terms, we could be prevented from marketing our products. Accordingly, an adverse determination in such litigation could have a material adverse effect on our business and financial condition.

THERE IS A LIMITED PUBLIC MARKET FOR OUR COMMON STOCK

         Our common stock is quoted on the OTC Bulletin Board with relatively limited trading activity to date. Although we have applied to have the common stock approved for quotation on the Nasdaq Small Cap Market, we cannot assure you that the application will be approved. Moreover, we cannot assure you that an active trading market will develop for our common stock, or that if one develops, it will be sustained.

OUR STOCK PRICE MAY BE VOLATILE

         The market prices of many publicly traded companies, including emerging companies in the health care industry, have been and can be expected to be highly volatile. The future market price of our common stock could be significantly impacted by

         -    future sales of our common stock,

         - announcements of technological innovations for new commercial products by our present or potential competitors,

         -    developments concerning proprietary rights,

         -    adverse results in our field or with clinical tests,

         -    adverse litigation,

         -    unfavorable legislation or regulatory decisions,

         -    public concerns regarding our products,

         -    variations in quarterly operating results,

         -    general trends in the health care industry, and

         -    other factors outside of our control.

WE DO NOT ANTICIPATE PAYING DIVIDENDS

         To date, we have not declared or paid dividends on our common stock. We presently intend to retain earnings, if any, to finance our operations and do not expect to pay cash dividends on our common stock in the foreseeable future. The payment of dividends will depend, among other things, upon our earnings, assets, general financial condition, and upon other relevant factors.

OUR RIGHT TO ISSUE PREFERRED STOCK COULD ADVERSELY AFFECT COMMON STOCKHOLDERS

         Our certificate of incorporation authorizes the issuance of preferred stock with such designations, rights, and preferences as may be determined from time to time by our Board of Directors, without any further vote or action by our stockholders. Therefore, our Board of Directors is empowered, without stockholder approval, to issue a class of stock with dividend, liquidation, conversion, voting, or other rights, which could adversely affect the voting power or other rights of the holders of our common stock.

ANTI-TAKEOVER PROVISIONS MAY DISCOURAGE TAKEOVER ATTEMPTS

         Provisions of the Delaware General Corporation Law and our charter may discourage potential acquisition proposals or delay or prevent a change of control. See "Description of Capital Stock."

OUR COMMON STOCK IS A "PENNY STOCK"

         The Securities and Exchange Commission has adopted regulations which define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions, including an exception for securities authorized for quotation on certain stock exchanges and on the Nasdaq Small Cap Market. For any transaction involving a penny stock, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure also must be made about commissions payable to both the broker-dealer and the registered representative, and about current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Our common stock currently falls within the definition of a "penny stock." If our common stock were to continue to trade below $5.00 per share, the trading market for our common stock would be materially adversely affected unless an exemption from the penny stock rules is available.

FUTURE ISSUANCES OF OUR COMMON STOCK COULD CAUSE OUR STOCK PRICE TO DECLINE

         We have reserved a total of 1,305,000 shares of our common stock for issuance upon the exercise of options that may be granted under our Amended 1997 Stock Option/Stock Issuance Plan, and a total of 1,460,591 shares of our common stock for issuance upon the exercise of outstanding warrants to purchase common stock. The holders of these options or warrants may exercise them at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us. The exercise of these options or warrants and the sale of the common stock obtained upon exercise would have a dilutive effect on our stockholders, and may have a material adverse effect on the market price of our common stock. In addition, the issuance of options pursuant to our Stock Option Plan may adversely affect our ability to consummate future equity financings.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT OUR STOCK PRICE

         A substantial number of our shares are available for future sale. If these shares are sold in the public market, it may adversely affect prevailing market prices for our common stock and could impair our ability to raise capital through future sales of equity securities. See "Shares Eligible for Future Sale."

                  WARNING REGARDING FORWARD LOOKING STATEMENTS

         This prospectus contains certain forward-looking statements, including statements regarding:

         -    products under development;

         -    technological and competitive advantages;

         -    timetable for commercial introduction of our products;

         - our ability to improve patient care, increase survival rates, decrease recovery time, lessen patient debilitation, and reduce patient care costs;

         - markets, demand for our services, purchase orders and commitments;

         -    strategic alliances; and

         -    the competitive and regulatory environment.

         These forward-looking statements are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive, and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that our assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, we cannot assure you that the results discussed or implied in such forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in such forward-looking statements, the inclusion of such statements should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. Words such as "believes," "anticipates," "expects," "intends," "may," and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. We undertake no obligation to revise any of these forward-looking statements.

                                 DIVIDEND POLICY

         We have never declared or paid dividends, and do not intend to pay any dividends in the foreseeable future on shares of our common stock. Our earnings, if any, are expected to be retained for use in expanding our business. The payment of dividends is within the discretion of our Board of Directors and will depend upon our earnings, if any, capital requirements, financial condition, and such other factors as are considered to be relevant by our Board of Directors from time to time.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of September 30, 1999:

         -    on an actual basis, and

         - on a pro forma basis to give effect to the sale (subsequent to September 30, 1999 and through December 15, 1999) of 786,520 shares of common stock and issuance of 257,500 shares of common stock for common stock subscribed at September 30, 1999.

                                                                             September 30, 1999

                                                             Actual(1)                             Pro Forma(1)
                                                        -------------------                    -------------------
                                                                             (in thousands)
Long-term Debt                                                      $  110                                 $  110
                                                                    ------                                 ------
Stockholders' equity

    Series A preferred stock, $0.01 par value per
    share: 1,000,000 shares authorized; none issued
    or outstanding, actual; none  issued and
    outstanding, as adjusted                                           ---                                    ---

    Common stock, $0.001 par value per share:
    20,000,000 shares authorized; 10,987,232 shares
    issued and outstanding, actual; 12,031,252 shares
    issued and outstanding, pro forma                                   11                                     12

Common stock subscribed                                              1,011                                    ---
Additional paid-in capital                                          19,975                                 23,645
Accumulated deficit                                                (16,047)                               (16,047)
                                                        -------------------                    -------------------
    Total stockholders' equity                                       4,949                                  7,610
                                                        -------------------                    -------------------

                 Total capitalization                             $  5,059                               $  7,720
                                                        ===================                    ===================

(1) Excludes: (a) an aggregate of 1,742,466 shares purchasable pursuant to warrants to purchase common stock outstanding as of September 30, 1999;
         (b) an aggregate of 1,305,000 shares purchasable pursuant to options under the Amended 1997 Stock Option/Issuance Plan.

                           PRICE RANGE OF COMMON STOCK

         Our common stock is traded on the OTC Bulletin Board under the symbol "DFIB". The following table sets forth for the periods indicated the high and low bid quotations for our common stock as reported on the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

                                                        HIGH                LOW
                                                        ----                ---
             4th Quarter 1999, ended 12/31/99          $5.13               $3.81

             3rd Quarter 1999, ended 9/30/99           $5.31               $3.81

             2nd Quarter 1999, ended 6/30/99           $4.00               $2.13

             1st Quarter 1999, ended 3/31/99           $2.50               $1.63

             4th Quarter 1998, ended 12/31/98          $2.50               $1.63

             3rd Quarter 1998, ended 9/30/98           $2.38               $1.63

             2nd Quarter 1998, ended 6/30/98           $2.38               $1.75

             1st Quarter 1998, ended 3/31/98           $2.34               $1.19

             4th Quarter 1997, ended 12/31/97          $3.34               $1.25

             3rd Quarter 1997, ended 9/30/97           $2.63               $1.26

             2nd Quarter 1997, ended 6/30/97           $2.63               $1.49

             1st Quarter 1997, ended 3/31/97           $2.63               $1.26

         As of February 2, 2000, there were approximately 700 holders of record of the our common stock. On February 2, 2000, the last sale price reported on the OTC Bulletin Board for our common stock was $5.94 per share.

                             SUMMARY FINANCIAL DATA

         The following summary financial information is derived from our consolidated financial statements. You should read this summary financial information in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and related notes.

STATEMENT OF OPERATIONS DATA:
   (in thousands, except per share data)

                                                                                             Nine Months Ended
                                                 For the Year Ended December 31,              September 30,
                                                                                               (Unaudited)

                                             1994(1)   1995(1)  1996(1)     1997     1998      1999        1998
                                             -------   -------  -------   -------  -------   --------    --------

    Operating expenses                       $   454   $ 1,012  $   827   $ 1,776  $ 3,722   $  4,821    $  2,493
                                             -------   -------  -------   -------  -------   --------    --------
    Loss from continuing operations             (488)     (940)    (792)   (1,781)  (3,788)    (4,829)     (2,510)
    Extraordinary loss                          (245)      ---      ---       ---      ---        ---         ---
    Loss from discontinued operations            ---       ---      ---       (44)    (651)       ---         (88)
                                             -------   -------  -------   -------  -------   --------    --------
    Net loss                                 $  (733)  $  (940) $  (792)  $(1,825) $(4,439)  $ (4,829)   $ (2,598)
                                             =======   =======  =======   =======  =======   ========    ========
    Basic and diluted (loss) per share:
       Continuing operations                 $ (0.28)  $ (0.28) $ (0.23)  $ (0.46) $ (0.69)  $  (0.52)   $ ((0.47)
       Extraordinary loss                      (0.13)      ---      ---       ---      ---        ---         ---
       Discontinued operations                   ---       ---      ---     (0.01)   (0.12)       ---       (0.02)
                                             -------   -------  -------   -------  -------   --------    --------
    Net loss per share                       $ (0.41)  $ (0.28) $ (0.23)  $ (0.47) $ (0.81)  $  (0.52)   $  (0.49)
                                             =======   =======  =======   =======  =======   ========    ========
    Weighted average shares used
    in Computing net loss per
    share                                      1,775     3,327    3,395     3,876    5,460      9,208       5,276
                                             =======   =======  =======   =======  =======   ========    ========

(1) restated to give effect to a one-for-11.42857143 reverse stock split of the issued and outstanding shares of the common stock effectuated in September 1997.


SELECTED BALANCE SHEET DATA:
 (in thousands)

                                                  December 31,                        September 30, 1999
                                                                                          (Unaudited)

                                     1994      1995      1996      1997    1998       Actual   Pro Forma(1)
                                    -------   -------   ------    ------  -------   --------- -------------

    Cash and cash equivalents       $ 1,950   $ 1,178   $  413    $  561  $ 1,248   $  4,818    $    8,491
    Working capital (deficit)         1,767       969      241       (.3)    (550)     4,619         7,280
    Total assets                      2,005     1,230      453     1,784    1,556      6,335         8,997
    Long term debt, net of
    current portion                     102       102      ---       ---       16        110           110
    Total stockholders' equity
    (deficit)                         1,712       909      269       697     (288)     4,949         7,610

(1) on a pro forma basis to give effect to the sale of 786,520 shares of common stock and issuance of 257,500 shares of common stock for common stock subscribed at September 30, 1999.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         You should read the following discussion and analysis in conjunction with the financial statements and notes thereto contained elsewhere in this prospectus. The following information contains forward-looking statements which are subject to risks and uncertainties. If one or more of these risks and uncertainties materialize, actual results may differ from those expressed or implied by the forward-looking statements.

GENERAL

         We have developed proprietary tachyarrhythmia detection and discrimination software, RHYTHMx ECD, to be incorporated into devices that are attached prophylactically to patients determined to be at risk of sudden cardiac arrest. We commenced operations in May 1991. Until our acquisition of Diagnostic Monitoring in April 1997, our operations consisted primarily of research and development activities and clinical FDA testing. Diagnostic Monitoring manufactured PC-based Holter Electrocardiogram systems and Ambulatory Holter recorders and distributed these products in over 40 countries. We sold substantially all of the assets of Diagnostic Monitoring on December 31, 1998 (see note 6 of the consolidated financial statements).

         Cardiac arrest is the single largest cause of death in the United States and Europe. Our mission is to increase the survival rate of cardiac arrest victims and create a new standard of care through the development and commercialization of our proprietary technology.

         We have three products, two of which are still under development, that utilize our proprietary technology. Our initial product, the Powerheart, is a bedside defibrillator-monitor designed for in-hospital use. The Powerheart attaches prophylactically to at risk cardiac patients for the purpose of providing fully automatic detection and treatment of life-threatening tachyarrhythmias that lead to cardiac arrest. The second product, currently under development, is a fully automatic defibrillator module that is designed for integration into bedside patient monitoring systems. Functionally, this module is designed to extend patient monitoring systems beyond diagnostics to provide patients who suffer life-threatening tachyarrhythmias with the added protection of automatic therapy delivery without human intervention. We believe the Powerheart and the automatic defibrillator module will be ideally suited for hospitalized patients temporarily at risk of suffering cardiac arrest. The third product, also currently under development, is a fully-automatic public access defibrillator that can be used by first responders and other non-technical individuals outside of the hospital environment.

         In December 1998, we entered into a five-year exclusive distribution and licensing agreement with the world leader in external defibrillation, Medtronic Physio-Control, a subsidiary of Medtronic, Inc. Medtronic Physio-Control will market the Powerheart in the U.S., Canada and selected European countries, and also has been licensed to integrate RHYTHMx ECD into Medtronic's LIFEPAK-Registered Trademark- line of in-hospital external defibrillators. We have signed distribution agreements to date covering 27 other international markets giving us representation in 39 countries.

         We have received 510(k) clearance from the U.S. Food and Drug Administration for the clinical version of the Powerheart and also have received FDA 510(k) clearance for RHYTHMx ECD, which we plan to integrate into third-party manufactured bedside monitoring and defibrillator systems.

In January 2000, we received clearance from the FDA to market the commercial version of the Powerheart in the United States.

         We have been issued one patent, and have one additional patent under exclusive license. We are in the process of filing additional patents relating to our proprietary technology.

RESULTS OF OPERATIONS

         YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

            Expenses for research and development increased to $756,936 for the year ended December 31, 1997 compared to $422,360 for the year ended December 31, 1996. The increase was due to expenses incurred in the commercialization efforts for the Powerheart.

         Marketing expenses increased to $251,777 for the year ended December 31, 1997, compared to no marketing expenses incurred in 1996. The increase was a result of pre-marketing expenses incurred for the Powerheart.

         General and administrative expenses increased to $766,991 for the year ended December 31, 1997, compared to $404,480 for the year ended December 31, 1996. The increase was a result of expenditures incurred to support the infrastructure necessary to commercialize the Powerheart and begin initial preparations for market release. Expenses, which increased in 1997 as compared to 1996, included amortization of intangible assets, personnel costs and related fringes, insurance premiums for both product liability and directors and officers insurance, and professional fees.

         Interest expense increased to $10,133 for the year ended December 31, 1997 as compared to $ 2,300 for the year ended December 31, 1996. The increase was associated with the debt incurred as a result of the acquisition of Diagnostic Monitoring.

         Interest income decreased to $5,886 for the year ended December 31, 1997 as compared to $38,183 for the year ended December 31, 1996, due to declining cash balances (see "Liquidity And Capital Resources").

         YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

         Expenses for research and development increased to $2,209,524 for the year ended December 31, 1998 compared to $756,936 for the year ended December 31, 1997. This increase was due to engineering and pre-production costs associated with the commercialization of the Powerheart. Included in these costs were increases in personnel costs and related fringes, and payments to independent engineering contractors and Zevex, Inc., our contract manufacturer.

         Marketing expenses increased to $341,476 for the year ended December 31, 1998, compared to $251,777 for the year ended December 31, 1997. The increase was a result of pre-marketing expenses related to the Powerheart and the addition of personnel and related fringes.

         General and administrative expenses increased to $1,170,551 for the year ended December 31, 1998, compared to $766,991 for the year ended December 31, 1997. The increase was a result of expenditures incurred to support the infrastructure necessary to commercialize the Powerheart and to begin initial preparations for market release. Expenses, which increased in 1998 as compared to 1997, included personnel costs and related fringes, insurance premiums for both product liability and directors and officers insurance, and professional fees.

         Net interest expense increased to $65,353 for the year ended December 31, 1998 as compared to $10,133 for the year ended December 31, 1997. The increase was associated with the debt incurred as a result of the acquisition of Diagnostic Monitoring, borrowings on the bank line of credit in 1998 and the debt discount in connection with the issuance of warrants (see note 12 to the consolidated financial statements).

         Interest income was approximately the same at $6,470 for the year ended December 31, 1998 as compared to $5,886 for the year ended December 31, 1997.

         For the year ended December 31, 1998, we incurred a net loss from continuing operations of $3,787,704, as compared to $1,780,751 for the year ended December 31, 1997. The increased loss for the year ended December 31, 1998 was primarily attributable to the increases in operating expenses, which included expenses incurred in commercializing the Powerheart.

         On December 31, 1998 we sold substantially all of the assets of Diagnostic Monitoring. We have restated our prior financial statements to present the operating results of Diagnostic Monitoring as a discontinued operation (see note 6 of the consolidated financial statements). For the year ended December 31, 1998, we incurred a net loss from discontinued operations of $101,412 as compared to $43,847 for the year ended December 31, 1997. We also recognized a loss on the sale of Diagnostic Monitoring's assets of $549,618. This non-cash loss primarily was attributable to the write off of goodwill associated with the original purchase of Diagnostic Monitoring.

         NINE MONTHS ENDED SEPTEMBER 30, 1999 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1998

         Research and development expenses increased to $1,126,098 and $2,795,408, respectively, for the three and nine months ended September 30, 1999, from $436,430 and $1,416,229, respectively, for the three and nine months ended September 30, 1998. These increases were due to engineering and pre-production costs associated with the commercialization of the Powerheart. Included in these costs were increases in personnel costs and related fringes, and costs associated with independent engineering contractors.

         Marketing expenses increased to $252,871 and $932,792, respectively, for the three and nine months ended September 30, 1999, from $82,460 and $204,454, respectively, for the three and nine months ended September 30, 1998. The increases were a result of pre-marketing expenses related to the Powerheart including costs associated with the development of marketing literature and the addition of personnel and related fringes.

         General and administrative expenses increased to $342,917 and $1,092,542, respectively, for the three and nine months ended September 30, 1999, from $264,083 and $872,483 for the three and nine months ended September 30, 1998. The increases in expenses for the quarter and nine months ended September 30, 1999 as compared to the same periods in 1998 included personnel costs and related fringes, consulting and professional fees.

         Interest expense, net, decreased to $2,918 and $6,550 for the three month and year to date period ended September 30, 1999 as compared to $5,645 and $14,771, respectively, for the same periods in the prior year due to the reduction of the bank line of credit and investment of the proceeds from private placements.

LIQUIDITY AND CAPITAL RESOURCES

         At September 30, 1999, we had cash and cash equivalents of $4,818,475 and working capital of $4,618,996 as compared to cash and cash equivalents of $1,247,602 and negative working capital of $549,898 at December 31, 1998. From inception, our sources of funding for operations were derived from equity placements aggregating approximately $21 million. We have incurred losses of $16,047,279 from inception through September 30, 1999, and we expect to incur substantial additional operating losses as a result of expenditures related to marketing and sales efforts, research and product development activities, and costs associated with the commercialization and product rollout of the Powerheart. The timing and amounts of these expenditures will depend upon many factors, some of which are beyond our control.

         In 1999 we raised approximately $12.9 million in a series of private equity placements. In connection with these private placements we paid certain fees and expenses. Additional capital will be needed to fulfill our marketing, research and product development goals. Successful completion of our development program for our products and transition to attain profitable operations is dependent upon achieving a level of revenues adequate to support the required cost structure.

         We anticipate that the current cash balance and the proceeds from private placements through December 31, 1999 will be sufficient to meet our cash requirements into August 2000. Additional capital will be necessary to ensure our viability. In this respect, we are considering a number of alternatives, including additional equity financings and corporate partnerships. We cannot assure you that any such transactions will be available on terms acceptable to us, if at all, or that any financing transaction will not be dilutive to current stockholders. We also cannot assure you that we will have sufficient working capital to fund future operations. If we are not able to raise additional funds, we may be required to significantly curtail or cease our operating activities. The accompanying financial statements have been prepared assuming that we will continue as a going concern.

NET OPERATING LOSS CARRYFORWARDS

         We had approximately $10,110,000 of federal net operating loss carryforwards and $2,875,000 of California net operating loss carryforwards at December 31, 1998 which will begin to expire in 2007 and 1999, respectively. We had deferred tax assets of $4,181,335 at December 31, 1998. We have established a valuation allowance to fully offset the deferred tax assets.

YEAR 2000 ISSUE

         Many software applications and operational programs written in the past may not properly recognize calendar dates beginning in the Year 2000. It is possible that, even after January 1, 2000, this problem could force computers to either shut down or provide incorrect information and could result in an inability to process transactions or engage in normal business activities. Based on a recent assessment, we believe that the software we use will not be impacted by the Year 2000 issue. We believe that our existing information systems equipment, primarily composed of personal computers, are Year 2000 compliant. In addition, we believe the Powerheart and RHYTHMx ECD are Year 2000 compliant. We have received confirmation from our major vendors that they are Year 2000 compliant. Costs spent to date on the Year 2000 issue are minimal and we do not expect to incur additional costs which would be considered material. If we determine that a particular vendor will be impacted by this problem, we may attempt to identify additional or replacement vendors, which could delay accessibility of the products or services provided by such vendors. A delay or failure to identify an additional or replacement vendor could have a material adverse effect on our business, operating results and financial condition.

                                    BUSINESS

         We have developed proprietary tachyarrhythmia detection and discrimination software, RHYTHMx ECD, to be incorporated into devices that are attached prophylactically to patients determined to be at risk of sudden cardiac arrest. RHYTHMx ECD enables these devices to provide patients suffering sudden cardiac arrest with potentially lifesaving defibrillation therapy in as little as 10 seconds without human intervention. We intend to license RHYTHMx ECD to third parties. We also have designed, are developing, and intend to market non-invasive automatic external cardiac defibrillation, or "AECD," devices that use RHYTHMx ECD as well as our other proprietary technology.

         Our first device, the Powerheart, is the only FDA cleared non-invasive external cardioverter defibrillator device that provides fully automatic detection and treatment of ventricular tachyarrhythmias for in-hospital patients. In addition to the Powerheart, we are developing two other products based on our proprietary technology:

         - a fully automatic defibrillator module which is designed to be embedded and integrated into existing, third party patient monitoring systems which typically are located in most acute care areas within hospitals; and

         - an automatic, portable, "public-access" external defibrillator for use by early responders and non-medical personnel.

         In December 1998, we entered into a five-year exclusive distribution and licensing agreement with Medtronic Physio-Control, a subsidiary of Medtronic, Inc. Medtronic Physio-Control will market the Powerheart in the U.S., Canada, and selected European countries, and also has been licensed to integrate RHYTHMx ECD into Medtronic's LIFEPAK-Registered Trademark- line of in-hospital external defibrillators. We also have signed distribution agreements covering 27 other international markets giving us representation in 39 countries.

BACKGROUND

         The American Heart Association ("AHA") and numerous clinical researchers have established that a patient's chance of survival decreases by approximately 10% or more each minute after the onset of cardiac arrest. Early defibrillation is the most critical factor in patient survival.

         Clinical studies have shown that the average survival rate of patients who have had an in-hospital cardiac arrest is about 15% -- a rate which has not improved since the 1960's. The AHA has acknowledged that it has under-emphasized the role of prompt defibrillation. The AHA and some of the world's major resuscitation councils have determined that prompt defibrillation is the single most important therapy for the treatment of cardiac arrest. Studies have documented in-hospital delays of more than five minutes between recognition of cardiac arrest and first defibrillation. Immediate defibrillation means a significantly greater chance of survival and reduced damage to the heart and other vital organs (including the brain), which may result in less debilitation and more rapid recovery. Clinical studies where defibrillation was administered in under one minute have shown survival rates in excess of 90%.

         ELECTROCARDIOGRAM BASICS

         The heart is divided into four chambers. The two upper chambers that take blood in from the body are called the left and right atria. The two lower chambers that pump blood out are known as the left and right ventricles. For the heart to operate properly, different parts of the heart must contract in the proper sequence and certain parts, such as the ventricles, must contract simultaneously. The pumping action of the heart is managed by conductive fibers that "wire" the heart electrically. A normally beating heart produces a series of regular electrical events.

         Unfortunately, the heart does not always function in an organized manner. Due to disease or other unknown causes, the wiring of the heart can lose control of the ventricular contractions. When this occurs, the signal to contract is processed unevenly through the heart muscle rather than through the normal conduction path, resulting in an unstable cardiac rhythm. This generates abnormal contractions of the heart known as "arrhythmias." While not all arrhythmias are life threatening, the most common life-threatening arrhythmias are ventricular tachycardia and ventricular fibrillation.

         - VENTRICULAR TACHYCARDIA. This occurs when electrical disturbances cause a dangerously fast heart rate. The increased heart rate and the uneven nature of the contractions reduce the delivery of blood and oxygen to the brain and body. This can result in unconsciousness, and may lead to ventricular fibrillation (described below) and subsequent death if left untreated. Ventricular tachycardia may be treated with drugs, by a procedure called pacing, or by electrical shock called "cardioversion." Cardioversion depolarizes the entire heart causing the heart to "reset." It is appropriate when the ventricular tachycardia rate is very fast. Termination of the abnormal contractions returns the cardiac rhythm back to normal.

         - VENTRICULAR FIBRILLATION. This is a condition in which many different locations of the heart contract at an extremely disorganized and rapid rate of 150 to 500 beats per minute. These different, rapid impulses cause an irregular and chaotic cardiac rhythm with little or no delivery of blood and oxygen to the brain and body. In this condition, a patient will quickly lose consciousness and die within minutes unless the rhythm is terminated by an electrical shock. This shock is called defibrillation.

        IMPORTANCE OF EARLY DEFIBRILLATION

         Early defibrillation is the single most important factor in reviving patients in cardiac arrest. In the case of ventricular fibrillation, there is approximately a 10% (or higher) decline in a patient's chance of survival with each passing minute. If defibrillation is delayed longer than 10 to 12 minutes, there is little probability of survival. The following graph from the Textbook of Advanced Cardiac Life Support, published by the AHA in 1994, illustrates resuscitation rates after defibrillation within the first ten minutes following the onset of ventricular fibrillation.

[GRAPH]

           CURRENT MODES OF TREATMENT

         - IMPLANTABLE CARDIOVERTER DEFIBRILLATOR OR "ICD" DEVICES. These devices, which are both automatic and ambulatory, are implanted into patients at chronic risk for cardiac arrest. An ICD device is a complex electronic instrument, consisting of a heart monitor and defibrillator module, implanted in the abdominal cavity or chest with electrodes attached directly to the heart. When the monitor detects a dangerous arrhythmia that satisfies the detection algorithm criteria, the defibrillator delivers an electrical charge through the heart that provides nearly instantaneous reversion to normal heart rhythm. ICD devices are invasive and the procedure costs well over $40,000.

         - EXTERNAL DEFIBRILLATORS. These are widely used to treat patients in cardiac arrest. One type of device is the manual defibrillator, which requires highly skilled medical personnel (e.g., a physician or paramedic) to analyze and interpret the patient's electrocardiogram to determine if defibrillation is required and, if it is, to manually administer the electrical shock. Recently, more sophisticated semi-automatic defibrillators have been developed which perform the analysis of the patient's heart rhythm and, if it is determined that the patient is in cardiac arrest, advise the medical staff to administer the shock. The common denominator among these existing devices is that they require the intervention of a trained medical technician to administer the shock.

OUR PROPRIETARY SOFTWARE

         We have developed a proprietary tachyarrhythmia detection and discrimination software, RHYTHMx ECD, to be incorporated into devices that are attached prophylactically to patients determined to be at risk of sudden cardiac arrest. RHYTHMx ECD enables these devices, such as external defibrillator-monitors and patient monitoring systems, to deliver potentially life saving defibrillation therapy, in as little as 10 seconds, without the need for human intervention. It allows patient specific parameters to be programmed into the device's microcomputer in accordance with the physician's instructions. We received FDA clearance for RHYTHMx ECD in August 1998.

         To analyze a patient's heart rhythm, RHYTHMx ECD detects and captures the electrical signal produced by the heart's activity. The incoming signal is sampled every two milliseconds-- i.e., 2/1000th of a second. This signal is filtered, manipulated, and processed mathematically to produce meaningful and reliable data for analysis. The primary parameter in determining if a rhythm is shockable or not is the rate at which electrical events occur. This rate is called the Shockable Tachyarrhythmia Detection rate or simply the "detection rate." Analysis of the detection rate occurs on a continuous basis.

         RHYTHMx ECD is capable of distinguishing between unusually fast "normal" rhythms and abnormal rhythms (e.g., ventricular tachyarrhythmias), the latter of which requires electrical shock. This feature is called Modulation Domain Function or "MDF-Registered Trademark-." MDF uses sophisticated morphology differentiation techniques designed to reduce the probability of mistakenly delivering defibrillation therapy for rapid, albeit normal, heart rhythms.

         When a device utilizing RHYTHMx ECD is ready to deliver a shock, it first verifies that the defibrillation pads are properly attached to the patient, that it can safely deliver the shock, and that the rhythm is still shockable. If the life-threatening rhythm has changed on its own and no longer requires a shock, the device safely disposes of the charge within the device itself. After the shock is delivered, the device quickly re-acquires the electrocardiogram signal and resumes analysis of the resulting rhythm. If the life-threatening rhythm continues, the devise recharges and causes another shock to be delivered, if so programmed. If the shock restores a normal rhythm, the device waits for one minute, then resets to the beginning of its therapy sequence. Should the abnormal rhythm recur during this one minute interval, the device continues therapy by delivering the next programmed shock.

RESEARCH AND CLINICAL RESULTS

         To validate the safety and efficacy of our technology, a multi-center clinical trial using the Powerheart was conducted between February 1993 and May 1997. The trial was divided into two phases. Phase I tested the tachyarrhythmia detection and discrimination algorithm. Phase II tested the entire system including both the arrhythmia analysis algorithm and the prototype Powerheart shock delivery system in which RHYTHMx ECD had been embedded. In the Phase II trial, patients attached to the Powerheart were studied in either the electrophysiology lab or in the critical care unit. A total of 155 patients were enrolled.

         Phase II data was collected from a total of 104 patients at the following medical centers: Arizona Heart Institute, University of California-Irvine Medical Center and the University of

Southern California Medical Center. The Powerheart was utilized for 1,216 hours during this study.

         Overall results from both phases of the clinical trial found that:

         -    Powerheart had

              * a SENSITIVITY of 100% -- i.e., it correctly identified shockable episodes, and

              * a SPECIFICITY of 99.5% -- i.e., it did not allow a non-shockable rhythm to be shocked in 99.5% of the episodes:

         - the average time to first shock using Powerheart was approximately 21 seconds, and

         - normal rhythm was restored by the first shock with the Powerheart in 96.2% of the cases.

         The table below presents performance data for the Powerheart in relation to AHA-recommended goals. As illustrated, the Powerheart exceeded both stipulated AHA performance goals.

                                 --------------------- ------------------------
                                 AHA'S HIGHEST GOALS   POWERHEART PERFORMANCE
----------------- -------------- --------------------- ------------------------

Shockable         Sensitivity              > 90.0 %                100.0 %
----------------- -------------- --------------------- ------------------------

Nonshockable      Specificity              > 99.0 %                 99.5 %
----------------- -------------- --------------------- ------------------------

Source: Cardiac Science 510(k) submission

PRODUCTS

         We have designed three products that use our proprietary software. Our initial product, the Powerheart, is a defibrillator-monitor designed for in-hospital use. We received 510(k) clearance for the clinical version of the Powerheart in late 1997 and began shipping the product in the fourth quarter of 1999 to Medtronic Physio-Control at their European headquarters located in the United Kingdom. We plan to continue shipments of the Powerheart to our European distributors and intend to begin shipments to Medtronic Physio-Control in the United States in the first quarter of 2000. The second product, currently under development, is on automatic defibrillator module designed for integration into existing third party patient monitoring systems. The third product, also under development, is a fully automatic public access defibrillator for use by first responders and non-technical personnel outside the hospital environment.

         POWERHEART (HOSPITAL BEDSIDE DEFIBRILLATOR-MONITOR)

         The Powerheart utilizes RHYTHMx ECD to monitor in-hospital patients at high risk of cardiac arrest and to immediately treat life-threatening arrhythmias when they occur. Use of the Powerheart obviates the need for human intervention and provides defibrillation in as little as 10 seconds.

         The Powerheart is a non-invasive device attached externally to the patient's chest via disposable electrodes and disposable defibrillator pads. Patient-specific parameters are programmed into its microcomputer in accordance with the physician's instructions. The Powerheart then continuously monitors the patient's cardiac activity and, if it detects a life-threatening abnormality, transmits a defibrillation shock within seconds, without human interaction, to convert the patient's heart rhythm back to normal.

         In clinical trials, the average response time for the Powerheart to deliver a defibrillation shock was 21 seconds as compared to approximately five to seven minutes with the current standard of care. It is widely recognized that the most effective way to increase survival from sudden cardiac arrest is to reduce time to defibrillation.

         We believe that implementation of the Powerheart in a hospital environment will result in an increase in the quality of care with a simultaneous reduction in patient care costs. Many patients suspected to be at risk of cardiac problems are admitted to a cardiac care unit for no reason other than the ability to receive prompt defibrillation therapy in the event of cardiac arrest. For these patients, the Powerheart provides yet another advantage. These patients may be attached to a Powerheart and then moved down to a less expensive monitoring unit or even a standard hospital bed. This would allow for more cost-effective use of cardiac care beds, and would provide appropriate care when the critical care unit becomes overcrowded.

         The Powerheart can be wall mounted or attached to a mobile "pole cart." Moreover, it can be used when patients are being transported within the hospital. In addition to the RHYTHMx ECD, the Powerheart includes the following components:

         - RHYTHM ANALYSIS SYSTEM - This system assesses the patient's electrocardiogram to determine when therapy is appropriate based upon parameters set by the patient's physician. ECG signals are sensed by ECG electrodes placed on the patient's chest. The signal is amplified and filtered by an electrical analog circuit, digitized, and then analyzed by RHYTHMx ECD to determine when defibrillation therapy is appropriate.

         - DEFIBRILLATOR - The Powerheart uses electrical circuitry that provides an AAMI (Association for the Advancement of Medical Instrumentation) standard waveform for defibrillation. These waveforms are used by a majority of defibrillators on the market and have the longest proven performance record. The Powerheart can be programmed to initially deliver a low amount of electrical energy and then provide progressively greater amounts of energy, if needed, to restore the patient's heart to its normal rhythm. The maximum energy that can be delivered by the Powerheart is 360 joules, the limit recommended by the AHA.

         - DEFIBRILLATION PADS - The Powerheart uses our proprietary, self-adhesive, single use, disposable defibrillation pads. These proprietary pads are manufactured by a third party to our specifications. They must be replaced on a daily basis for sanitary, safety, and performance reasons.

         - DATA STORAGE - The device stores real-time ECG data on a real-time basis in digital form. In addition, a strip chart recorder automatically prints real-time ECG and relevant device data during significant detected events.

         - USER INTERFACE - Operating modes and patient-specific parameters for rhythm analysis are programmed via the user interface. The Powerheart has a liquid crystal display that indicates real-time patient ECG data as well as device settings.

         - DATA RETRIEVAL SOFTWARE - This software, which runs on a personal computer, is used to access data stored by the Powerheart. The data can be viewed on a monitor and printed on a standard high-resolution printer. These capabilities enable valuable post-facto analysis of the patient's rhythm and the device's operations.

         The Powerheart is capable of providing as many as nine defibrillation shocks of up to 360 joules for each life-threatening ventricular tachyarrhythmia event. The Powerheart's unique protection is available to the patient throughout the period of high risk, whether the duration is hours, days, or weeks.

         The Powerheart runs on standard AC power, but also has a backup battery that provides up to one hour of freestanding use. This battery is recharged automatically whenever the Powerheart is plugged in so that it is always ready for use. The battery provides reliable backup in case of a power outage and allows the Powerheart to go with the patient should the patient need to be moved.

         Besides the disposable defibrillation pads attached to the patient, four additional monitoring electrodes also are attached which provide up to three separate ECG signals (channels) for analysis. These additional channels provide the physician with the ability to select and change the channel of ECG to be analyzed. Once the electrodes are attached, the operator can program the Powerheart according to the physician's specification. The Powerheart automatically verifies hook-up quality. Assuming the patient is in a normal rhythm, the operator can proceed to program the device and commence automatic analysis.

         During the monitoring period, the Powerheart can communicate with the medical staff in a variety of ways. The ECG is always available for review on the Powerheart's liquid crystal display. This display provides important patient ECG information regarding heart rate and rhythm. The printer will provide hard copy documentation in standard ECG "strip chart" format. These strips are printed automatically during a cardiac event. They also may be printed whenever the operator desires. The Powerheart also stores patient data and events in its non-volatile flash memory. This data can be output to a personal computer for detailed review and/or printing. In the case of a cardiac event or any situation requiring operator attention, the Powerheart can alert the operator through an appropriate combination of visual alarms, audible alarms, and voice prompts.

         The Powerheart can be programmed to operate in three different modes: manual, advisory, and fully automatic.

         - MANUAL MODE. In this mode, the Powerheart functions as a standard manual defibrillator. The operator selects the shock energy, charges the device, and manually delivers the shock.

         - ADVISORY MODE. In this mode, the Powerheart provides the automatic analysis and will automatically prepare to shock a shockable rhythm. However, the operator must interact with the device before a defibrillation shock will be delivered to the patient, and

         - FULLY AUTOMATIC MODE. This is the primary intended mode of operation for the Powerheart. The automatic mode of the Powerheart delivers optimal benefits to the patient and healthcare provider in terms of its instant analysis and rapid response features.

         The table below compares the Powerheart to existing semi-automatic external defibrillators used in most hospitals.

CAPABILITY                             POWERHEART                                 STANDARD HOSPITAL DEFIBRILLATOR

-------------------------------------- ------------------------------------------ ------------------------------------------
Indication for use                     Patients at risk for cardiac arrest        Patient is unconscious, has no pulse
                                                                                  and is not breathing
Conditions for attachment              Normal rhythm                              Patient assumed to be in ventricular
                                                                                  tachycardia or Ventricular fibrillation
Time to first defibrillation           21 seconds (average)                       5 - 7 minutes

Unattended use                         Yes                                        No

Automatic shock                        Yes                                        No

Prophylactic Monitoring                Yes                                        No

Signal interference                    Designed to reject signal interference     Not suitable for patients that are
                                       and allow patient motion                   moving or being moved
Length of use                          Long-term                                  For emergencies only

Accuracy-- Specificity:                >99.0%                                     >99.0%
           Sensitivity:                >99.0%                                      75.0%-95.0%
-------------------------------------- ------------------------------------------ ------------------------------------------

         AUTOMATIC DEFIBRILLATOR MODULE (PATIENT MONITORING MODULE)

         The Automatic Defibrillator Module currently under development is being designed for integration into patient monitoring systems. Our conceptual model of the Automatic Defibrillator Module includes RHYTHMx ECD embedded in a high voltage defibrillator module. Functionally, the Automatic Defibrillator Module extends the capabilities of patient monitoring systems beyond diagnostics to delivering therapy automatically and without human intervention. We believe the Automatic Defibrillator Module will enable a patient monitoring system to accurately and instantly detect the onset of ventricular tachyarrhythmias, discriminate between a shockable and non-shockable rhythm, and direct the high voltage defibrillator module to automatically deliver a therapeutic shock without the need for human intervention. This therapeutic shock is expected to convert a patient's heart rhythm back to normal within seconds of the onset of the event.

         PUBLIC ACCESS DEFIBRILLATOR

         Individuals experiencing cardiac arrest need immediate defibrillation wherever the event occurs. Short of having a defibrillator attached to them in advance of an event, the best public alternative is to have one immediately available. This is the concept behind the automated external defibrillator or public access defibrillator. Since 1994, the AHA has focused on early defibrillation and has urged making these devices widely accessible. The market for these devices includes

         -    first responders (e.g., EMTs, fire trucks, police cars),

         - the clinical segment (e.g., out-patient clinics, doctor and dentist offices),

         - the industrial segment (e.g., stadiums, commercial airlines, office buildings, retirement homes, health clubs and golf courses), and

         - numerous other market sectors (e.g., home, military and other places where the public gathers).

         We have developed a conceptual model of our public access defibrillator. We intend to design our device to be small, lightweight, portable, battery-operated and easy-to-use. In addition, it is anticipated that this device will include our RHYTHMx ECD and the more traditional semi-automatic rhythm analysis. Other anticipated features will include state-of-the-art optimized low energy defibrillator waveform, voice prompts to assist users, disposable defibrillator pads, data recording, storage and retrieval, and self-test capabilities.

MARKETING STRATEGY

         We believe that the key to adoption of our products will be a combination of market awareness and clinical experience with the products. To this end, we plan to initiate a multi-center study for the purpose of validating patient benefits and associated cost advantages of the Powerheart as compared to the current standard of care. We believe that the commercial success of the Powerheart will require active marketing, education and sales efforts to create market awareness of the product. We believe that decisions to purchase our products generally will be made by cardiologists, cardiovascular specialists (including those specializing in electrophysiology and arrhythmia control), internists, nursing staffs, administrators and other hospital personnel involved in product procurement and cost-benefit analysis.

         In December 1998, we entered into a five-year exclusive distribution and licensing agreement with Medtronic Physio-Control, a subsidiary of Medtronic, Inc. Medtronic Physio-Control is the world market leader in external defibrillation with an estimated 50% market share worldwide. Under the original agreement, Medtronic Physio-Control was to market the Powerheart on an exclusive basis in the United States and Canada. In May 1999, the agreement was expanded to include the United Kingdom, Germany, France, and certain Scandinavian countries.

         North American exclusivity is conditioned upon Medtronic Physio-Control purchasing an aggregate of 14,000 Powerhearts or RHYTHMx ECD software packages for incorporation into their own defibrillator monitor products over the five-year term. Exclusivity in certain European countries is conditioned upon Medtronic Physio-Control purchasing an aggregate of 2,175 Powerhearts or RHYTHMx ECD software packages over the five-year term. The first year's minimum purchase commitment is 1,000 units for North America and 225 units for the certain European countries.

         We plan to extend our international market coverage by establishing a network of qualified international distributors managed by our employees on a country-specific basis. As of December 1999, we had signed exclusive distribution agreements for the following 27 international markets: China, Korea, Taiwan, Australia, Italy, Spain, Portugal, Greece, Turkey, Argentina, Brazil, Chile, Peru, Panama, Columbia, Venezuela, Mexico, Uruguay, Hungary, Czech Republic, Poland, Lithuania, Egypt, Saudi, Jordan, Pakistan, and Kuwait. These agreements call for minimum purchase commitments in order for the distributor to maintain exclusivity. We currently are negotiating with other international distributors interested in marketing the Powerheart in the remaining targeted markets.

MANUFACTURING

         In September 1998, we entered into a development and manufacturing agreement with Zevex International, Inc., a contract medical device manufacturer, to manufacture the commercial version of the Powerheart. The agreement is a two-phase agreement:

         -    to develop and fabricate prototypes of the Powerheart; and

         -    to manufacture the commercial version of the Powerheart.

         The term of the agreement is five years with three successive options to extend the term of the agreement for a period of one additional year each. Compensation for development fees included 90,000 shares of our common stock and $339,360 payable upon completion of certain milestones.

         The first phase was completed in October 1999. During the manufacturing phase, we are required to provide Zevex with a six month rolling forecast of our production needs, with a firm commitment to purchase our initial three month product forecast. The development fees we paid to Zevex have been expensed as part of the development phase of the contract. The amounts expensed were $459,360 for the year ending December 31, 1998, $0 during the quarter ending March 31, 1999, $74,063 for the quarter ending June 30, 1999, and $221,824 for the quarter ending September 30, 1999.

         The materials to be used in manufacturing the Powerheart will consist primarily of electronic, mechanical, and electromechanical components that generally are available from various vendors and suppliers. However, certain components require customization, could require considerable lead-time, and their availability can not be assured. We intend to warehouse necessary components to meet our monthly production requirements and to carry an adequate inventory of finished goods to meet expected customer demand.

         The FDA and foreign counterparts conduct periodic inspections of manufacturing facilities to ensure compliance with "Quality System Regulations," "Good Manufacturing Practices" and other regulations, such as those promulgated by the International Standards Organization. Any concerns raised by such inspections could result in regulatory action, delays, or termination of production.

COMPETITION

         To our knowledge, the Powerheart is the only external defibrillator device that provides fully automatic detection and treatment of ventricular tachyarrhythmias for in-hospital patients at risk of sudden cardiac arrest. The Powerheart may compete with a variety of semi-automatic and manual defibrillators presently in use which are marketed by Medtronic Physio-Control, Hewlett Packard Corporation, and Zoll Medical, Inc. The products sold by these companies require a trained medical technician to deliver defibrillation therapy. Our products also may compete with products from other companies, such as Heartstream, Inc. (a division of Hewlett Packard), SurVivaLink, Inc., and Laerdal Corporation.

         We believe our products will not compete with implantable cardioverter or "ICD" devices --i.e., miniature cardioverter devices permanently implanted in a patient's chest. Our products may be utilized by patients waiting for implantable cardioverter device surgery or patients temporarily unable to risk such surgery.

INTELLECTUAL PROPERTY

         We believe that our patent and trademark rights are valuable. We also believe that our trade secrets, proprietary technology, and our ability to develop a market for our products may be equally valuable. On December 12, 1995, the U.S. Patent and Trademark Office issued Patent No. 5,474,574 titled "Automatic External Cardioverter Defibrillator." In general, this patent relates to a cardiac monitoring and defibrillation system which may be embodied as a bedside unit or an ambulatory unit. The system includes amplification and processing circuitry which receives and conditions inputs from a variety of sensing means such as an ECG. A noise and artifact filter discrimination procedure is employed to prevent erroneous detection of the onset of cardiac arrhythmias.

         Based on these signals, the system automatically delivers or withholds therapy according to parameters selected by the physician. A microprocessor controls therapeutic electrical stimuli, which may be delivered to a patient in accordance with a cardioverter/defibrillator step therapy method. The microprocessor may be operated or programmed by means of a control panel or external programming and monitoring unit. In one embodiment, the system includes a bi-directional communication link which allows the microprocessor to be monitored and programmed by a physician at a remote location. Furthermore, the system provides a method for detecting cardiac arrhythmias and distinguishing between the different types of arrhythmias which may be detected. The inventors have assigned to us their rights under the patent on a royalty-free basis.

         In December 1993, we obtained an exclusive license to make, have made, use and sell products covered by U.S. Patent No. 4,576,170, issued on March 18, 1986, and titled "Heart Monitor and Defibrillator Device." We believe that this patent relates to one or more of our products. Under this license, we are required to pay royalties based upon sales of products covered by the patent including minimum annual royalties, currently at the rate of $20,000 per year, until expiration of the patent.

         The U.S. Patent and Trademark Office has granted us registration of the "AECD," "POWERHEART" and "MDF" marks. We have filed a trademark application with the U.S. Patent and Trademark Office for the "AECD ELECTRODES" mark. Additionally, Great Britain, France, Japan and China have granted us registration of the "AECD," "AECD ELECTRODES" and "POWERHEART" marks. Applications are pending in certain other foreign countries for the registration of these marks.

         In 1992, we were assigned all of the right and title to, and interest in, any and all trade secret rights and technology concerning the manufacture of defibrillator devices for the treatment of ventricular tachyarrhythmias such as ventricular tachycardia, ventricular fibrillation and similar heart diseases held by Medstone International, Inc., one of our principal stockholders. The assignment excluded any such rights and technology to the extent they have been used in the past or are presently being used in the manufacture of Medstone's lithotripsy products, used for the non-invasive disintegration of kidney stones.

GOVERNMENT REGULATION

         In the United States, clinical testing, manufacturing, packaging, labeling, promotion, marketing, distribution, registration, record keeping and reporting, clearance or approval of medical devices generally are subject to regulation by the FDA. Medical devices intended for human use are classified into three categories, subject to varying degrees of regulatory control. Class III devices, which we believe cover our products, are subject to the most stringent controls.

         In October 1997, we received 510(k) clearance from the FDA to market the clinical version of the Powerheart in the United States. In August 1998, we received 510(k) clearance from the FDA to market RHYTHMx ECD and to integrate it into other stand-alone defibrillator monitors. In January 2000, we received 510(k) clearance from the FDA to market the commercial version of the Powerheart in the United States. Our products will be subject to FDA review of labeling, advertising and promotional materials, as well as record keeping and reporting requirements.

         Failure to comply with any of the FDA's requirements, or the discovery of a problem with any of the products, could result in FDA regulatory or enforcement action. Further, any changes to the products or their labeling may require additional FDA submissions, review, clearance or approval.

RESEARCH AND DEVELOPMENT

         Research and development expenses for the years ended December 31, 1998, 1997 and 1996 were $2,209,524, $756,936, and $422,360, respectively. We intend to continue to devote resources and capital to research and development so we can improve and refine our existing products and technology, develop and commercialize our products currently under development, and develop new applications for our technology.

BACKLOG

As of December 31, 1999, we had a backog of firm orders of approximately $1,200,000 compared to $0 as of December 31, 1998. We believe our current backlog will be filled this year.

EMPLOYEES AND CONTRACT ENGINEERS

         As of December 31, 1999, we had 43 full-time employees and seven contract engineers, of which a total of 25 employees and contract engineers supported our research and development activities. None of our employees are represented by a collective bargaining arrangement and we believe our relationship with our employees is satisfactory. We intend to add additional personnel as we implement our business strategy.

FACILITIES

         We currently lease approximately 5,400 square feet of space in Irvine, California which, prior to our move into our new facilities, comprised our executive offices, engineering facility, and software and hardware laboratories. The annual rental for these facilities is approximately $67,200 with the term of the lease expiring in April 2000. We entered into a five-year lease for a 19,000 square foot building with approximately 10,000 square feet of warehouse space beginning in September 1999. The new location is located in Irvine, California. We moved all of our operations into this facility in December 1999. The annual rental for the new facility is $183,000.

LEGAL PROCEEDINGS

         We currently are not involved in any legal proceedings.

                                   MANAGEMENT

         The following table sets forth the names, ages and positions of our executive officers and directors:

         Name                Age  Position and Offices with the Company
         ----                ---  -------------------------------------
         Raymond W. Cohen    40   President, Chief Executive Officer and Director

         Brett L. Scott      49   Chief Financial Officer and Secretary

         Dongping Lin        41   Chief Technical Officer

         Michael Gioffredi   48   Vice President of Sales and Marketing

         Jeffery Blanton     43   Vice President of Operations

         Paul D Quadros      52   Director

         Peter Crosby        47   Director

         Howard Evers        51   Director

         RAYMOND W. COHEN has served as our President, Chief Executive Officer, and as a member of our Board of Directors of since January 1997. Prior to 1997, Mr. Cohen was President of Diagnostic Monitoring, a privately held manufacturer and international distributor of non-invasive cardiac monitoring devices and was Vice President, Sales & Marketing of DM Software, Inc., a developer of cardiac monitoring software. From 1988 to 1990, Mr. Cohen was President of BioAnalogics, Inc., a publicly held development-stage medical company located in Beaverton, Oregon. From 1982 to 1988, Mr. Cohen was Vice President, Sales and Marketing for Brentwood Instruments, Inc., a publicly held cardiology products distribution company based in Torrance, California, where he was instrumental in the company being ranked in Inc. Magazine's list of Fastest Growing Small Public Companies from 1986 through 1988. Mr. Cohen holds a B.S. in Business Management from the State University of New York at Binghamton.

         BRETT L. SCOTT has served as our Chief Financial Officer and Secretary since October 1997. From 1992 to 1997, Mr. Scott was Chief Financial Officer of Neuro Navigational Corporation, a publicly held company located in Costa Mesa, California, which developed, manufactured and marketed minimally-invasive neurosurgery and vascular surgery fiberoptic imaging technology, software and disposables. Mr. Scott was Chief Financial Officer of Western Energy Management, Inc. from 1991 to 1992 and of D&D Construction Co., Inc. from 1989 to 1991. From 1982 to 1989, he was co-owner of Schneider & Scott, Inc., certified public accountants. Mr. Scott is a certified public accountant and holds a B.S. in Business administration from the University of Southern California.

         DONGPING LIN, PH.D. has been our Chief Technical Officer since July 1998. Dr. Lin held the position of Director of Software Engineering from January 1997 until July 1998. Dr. Lin joined us as Senior Software Engineer in January 1993. From 1988 to 1993, Dr. Lin held senior software engineering positions at Del Mar Avionics located in Irvine, California. Dr. Lin received his B.S. in Electrical Engineering from Beijing University in Beijing, China. Dr. Lin received an M.S.E. in Computer Engineering and Ph.D. in Electrical Engineering and Computer Science from the University of Michigan. Dr. Lin is recognized as an expert in the field of computer arrhythmia analysis and real-time ventricular fibrillation detection.

         MICHAEL GIOFFREDI has served as our Vice President, Sales and Marketing since September 1998. Mr. Gioffredi previously held the position of Vice President Sales and Marketing for Britesmile, Inc., a publicly held dental laser technology company located in Salt Lake City. Prior to 1997, Mr. Gioffredi was Senior Vice President Marketing and Business Development for the EMPath Group, a private emergency medicine consulting firm and Vice President Marketing for Laserscope, Inc., a publicly held medical laser company. From 1982 to 1993, Mr. Gioffredi held marketing management and sales positions with the cardiology and cardiovascular divisions of C.R. Bard, Inc., a Fortune 500 medical device company. Mr. Gioffredi has a B.A. in Business administration and Marketing from California State University at Fullerton.

         JEFFERY W. BLANTON has served as our Vice President of Operations since May 1998. From November 1994 to May 1998, Mr. Blanton held various positions including Director of Engineering, Director of Project Engineering and Director of Operations for Chiron Vision, a division of Chiron Corporation. Chiron Vision develops and manufactures products for ophthalmic surgery. From March 1994 to November 1994, Mr. Blanton was a consultant to Ohmeda Medical Devices, a division of the British Oxygen Company. From 1987 to February 1994, Mr. Blanton held project and management engineering positions at McGaw Inc., a drug delivery company. Prior to 1987, Mr. Blanton worked for Honeywell Inc. Mr. Blanton is a certified project manager and has a B.S. in Mechanical Engineering from Worcester Polytechnic Institute.

         PAUL D. QUADROS has been our Chairman of the Board since May 1999 and a member of our Board of Directors since our formation in May 1991. He is currently the Chairman of the Board of UroGen Corp., a developer of pharmaceuticals to treat prostate cancer. Prior to joining UroGen in June 1995, Mr. Quadros served as Senior Vice President and Chief Financial Officer of Thermatrix, Inc., a manufacturer of pollution control equipment. Prior to joining Thermatrix in June 1994, Mr. Quadros was a general partner of Technology Funding, a venture capital management organization. During his tenure at Technology Funding, he was a member of the Commitments Committee from 1986 to 1994, serving as its chairman from 1987 to 1990. From 1991 to 1994, he was chairman of Technology Funding's Medical Investment Committee and was actively involved in managing Technology Funding's health care portfolio. Mr. Quadros served on the board of directors of Medstone International, Inc., from 1988 to 1995. Mr. Quadros has a B.A. in Finance from California State University at Fullerton and an M.B.A. from U.C.L.A. Graduate School of Management. He also serves on the board of directors of Phenotypics Corporation and Quanta Vision Inc.

         PETER CROSBY has been a member of our Board of Directors since November 1997. Mr. Crosby has over 20 years of experience in the medical device industry and is currently the Chief Executive Officer of Ischemia Technology Inc. Mr. Crosby also serves as chairman of the board of Harley Street Software, Inc., a Canadian developer of ECG software products. Mr. Crosby was CEO and a director of NeoVision Corporation, an ultrasound imaging system developer until NeoVision was sold to United States Surgical Corporation in September 1997. From 1981 to 1996, Mr. Crosby held numerous senior management positions for Nucleous Group, an Australian medical device company and a division of Pacific Dunlop, Ltd. During his tenure at Nucleous, he served as Vice President, R&D, and Vice President of Business Development for Telectronics Pacing Systems, a global developer of implantable medical devices such as defibrillators, pacemakers and cardiomyoplasty stimulators. Mr. Crosby is the author of many publications, holds numerous patents in the defibrillation technology field, and has a B.S. in Electrical Engineering and a M.E.S. from the University of Melbourne, Australia.

         HOWARD L. EVERS has been a member of our Board of Directors since March 1998. From 1995 to 1996, Mr. Evers served as President, Chief Executive Officer and Chairman of the Board of Diagnostics On Call, a mobile X-ray and EKG services provider to the long-term care and home health care markets. From 1992 to 1995, he was the Chief Executive Officer and Chairman of the Board of PSI, a medical supply distribution company servicing the physician office market. From 1988 to 1992, Mr. Evers was the Chief Executive Officer and Chairman of the Board of Lake Industries, an environmental services company. From 1973 to 1988, Mr. Evers was President and Chief Executive Officer of Tru Green Corporation, a lawn, tree and shrub care and pest control company sold to Waste Management Inc. in 1987.

EXECUTIVE COMPENSATION

         The following table sets forth information regarding compensation paid by us to our Chief Executive Officer and to each of our other executive officers, other than our Chief Executive Officer, who received salary and bonus payments in excess of $100,000 during the year ended December 31, 1999.

                          SUMMARY OF COMPENSATION TABLE

                                                                                         LONG TERM COMPENSATION
                                                                        ------------------------------------------------------
                                       ANNUAL COMPENSATION                        AWARDS                       PAYOUTS
                                    ------------------------            ----------------------------     ---------------------
                                                                                         SECURITIES
      NAME AND                                                OTHER                       UNDERLYING       LTIP
     PRINCIPAL                        SALARY       BONUS     ANNUAL      RESTRICTED     OPTIONS/SARS      PAYOUT     ALL OTHER
      POSITION              YEAR        ($)         ($)       COMP.     STOCK AWARD        (#)(1)          ($)        COMP.
      --------              ----        ---         ---       -----     -----------        ------          ---        -----

Raymond W. Cohen            1999      189,626     40,000       --           --            150,000          --        9,750(2)
President and Chief         1998      161,500       --         --           --             50,000          --        6,000(2)
Executive Officer           1997      101,083       --         --           --               --            --        6,000(2)

Dongping Lin                1999      125,013       --                                    164,250          --           --
Chief Technical             1998      110,496     20,000       --           --            124,250          --           --
Officer                     1997      81,806                   --           --               --            --           --

Brett L. Scott              1999      119,723     15,000       --           --            100,000          --           --
Chief Financial             1998      99,336        --         --           --             50,000          --           --
Officer and Secretary       1997      21,000        --         --           --               --            --           --

Michael Gioffredi           1999      108,110     25,000       --           --            100,000          --       10,634(3)
Vice President of Sales     1998       32,331       --         --           --             50,000          --        2,885(4)
and Marketing               1997                    --         --           --               --            --

Jeffrey Blanton             1999      130,228       --         --           --            100,000          --           --
Vice President of           1998      73,634        --         --           --             50,000          --           --
Operations                  1997        --          --         --           --               --            --           --


------------------------------
(1) Represents shares of common stock underlying stock options. The grant of the options disclosed in this column was made pursuant to the 1997 Stock Option/Stock Issuance Plan.
(2)      Annual automobile allowance
(3)      Reimbursement for relocation expenses
(4)      Consulting services

OPTION GRANTS IN 1999

     The following table provides information related to options granted to each of the named executive officers during the year ended December 31, 1999:

                                                                                                   POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED ANNUAL
                           NO. OF SECURITIES   PERCENTAGE OF TOTAL    EXERCISE                     RATE OF STOCK PRICE
                          UNDERLYING OPTIONS    OPTIONS GRANTED TO      PRICE      EXPIRATION        APPRECIATION FOR
          NAME              GRANTED (#)(1)      EMPLOYEES IN YEAR      ($/SH)         DATE             OPTION TERM
          ----              --------------      -----------------      ------         ----             -----------

                                                                                                     5%           10%
                                                                                                     --           ---
Raymond W. Cohen                150,000               16.7%             $2.00       5/05/09       $188,668      $478,123

Dongping Lin                    164,550                6.7%             $2.00       5/05/09       $206,969      $524,501

Brett L. Scott                  100,000                8.3%             $2.00       5/05/09       $125,779      $318,748

Michael Gioffredi               100,000                8.3%             $2.00       5/05/09       $125,779      $318,748

Jeffery Blanton                 100,000                8.3%             $2.00       5/05/09       $125,779      $318,748



-----------------------
(1) Represents shares of common stock underlying stock options. Such options are exercisable 25% per year commencing in June 1999.

         AGGREGATED OPTION EXERCISES IN 1999 AND YEAR-END OPTION VALUES

         The following table sets forth certain information as of December 31, 1999 regarding options held by the named executive officers. These executive officers did not exercise any options during the year ended December 31, 1999.


                                                          NUMBER OF SECURITIES
                           SHARES                        UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                         ACQUIRED ON      VALUE                OPTIONS AT               IN-THE-MONEY OPTIONS AT
                          EXERCISE      REALIZED                YEAR-END                     YEAR-END ($)(1)
         NAME                (#)           ($)         EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
         ----                ---           ----        -------------------------       -------------------------
Raymond W. Cohen             --             --              25,000/125,000                  $50,000/$250,000

Dongping Lin                 --             --               70,688/93,862                 $141,376/$187,724

Brett L. Scott               --                               25,000/75000                  $50,000/$150,000

Michael Gioffredi            --                              12,500/87,500                  $25,000/$175,000

Jeffery Blanton              --                              12,500/87,500                  $25,000/$175,000


-------------------------
(1) The closing bid price of the common stock on December 31, 1999 was $4.00. Value is calculated on the difference between the exercise price of in-the-money options and multiplied by the number of shares of common stock underlying the option.

EMPLOYMENT AGREEMENTS

         We are party to at-will employment agreements with Raymond W. Cohen, Brett L. Scott, Dongping Lin, Michael Gioffredi and Jeffery Blanton. Each agreement automatically renews annually unless either party shall give the other written notice of termination. The agreements provide for a base salary, plus such bonuses and stock options based on incentive plans approved by the Board of Directors. Each agreement contains a non-competition covenant, and Mr. Cohen's agreement provides that he shall receive a car allowance of $6,000 per annum. The agreements also provide that in the event of an involuntary termination or change of control,

         - each employee shall receive his base salary and health insurance benefits for six months (twelve months for Mr. Cohen) following the event as well as his pro rata portion of his target bonus; and

         - any unvested stock option or shares of restricted stock held on the date of event shall continue to vest over the twelve-month period.

         Mr. Scott's agreement also provides that in the event of a change of control, Mr. Scott shall receive 50,000 shares of our common stock (as adjusted for dividends, stock dividends, stock splits and other similar changes).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The current members of the compensation committee of our board of directors are Paul Quadros, Howard Evers and Raymond Cohen. Compensation decisions regarding Mr. Cohen are made by the non-employee directors of the compensation committee. No interlocking relationship exists between any member of our board of directors or our compensation committee and any member of the board of directors or compensation committee of any other company.

COMPENSATION OF DIRECTORS

         The non-employee members of our Board of Directors receive $1,000 per board meeting attended and $250 per telephonic board meeting. Our directors also are reimbursed for expenses incurred in attending meetings of the Board of Directors and its committees. Non-employee directors also are eligible to receive options under our 1997 Stock Option/Stock Issuance Plan.

STOCK OPTION PLAN

         Our 1997 Stock Option/Stock Issuance Plan was adopted by our Board of Directors in December 1997 and approved by our stockholders at our 1998 Annual Meeting of Stockholders. A maximum of 1,305,000 shares of common stock may be issued pursuant to the Plan, of which 1,305,000 have been granted to date to our employees, including executive officers, and our directors. The Plan authorizes the granting of incentive stock options to our employees or employees of any of our subsidiaries, and non-statutory stock options to our employees, our directors and certain of our consultants and advisors. The options to be granted under the Plan and designated as incentive stock options are intended to receive incentive stock option tax treatment pursuant to Section 422 of the Internal Revenue Code.

         The Plan also authorizes direct issuance of stock to eligible participants in the Plan at a price per share of not less than 85% of the fair market value on the date of issuance, payable in cash, by check, or, if permitted under the terms of the grant, by promissory note. The consideration for such shares also may be past services rendered to us. Such stock issuances may vest immediately or in one or more installments as determined by our Board of Directors. The holder of such stock, however, shall have full stockholder rights with respect to said stock, whether or not vested.

         The exercise price for options granted under the Plan is determined by the Board of Directors or a committee designated by the Board and consisting of two or more members. The exercise price for incentive stock options cannot be less than 100% of the fair market value of the common stock on the date it is granted, or 110% in the case of optionees who own more than 10% of the voting power of all classes of our stock. The exercise price for non-statutory options may be less than 100% of the fair market value of the common stock on the date the option is granted. The fair market value (determined at the time the option is granted) of the common stock with respect to which incentive options are first exercisable by any individual employee during any calendar year cannot exceed $100,000.

         No option granted under the Plan may be exercised after the expiration of the option, which may not, in any case, exceed ten years from the date of grant (five years in the case of incentive options granted to persons who own more than 10% of the voting power of all classes of our stock). Options granted under the Plan are exercisable on such basis as determined by our Board of Directors.

         If we liquidate or dissolve, or if there is a merger or consolidation resulting in a transfer of more than 50% of the voting power of our securities, any unexercised options theretofore granted under the Plan shall, immediately prior to such transaction, become fully exercisable. If not exercised prior to such transaction, all options shall be deemed cancelled unless the surviving corporation in any such merger or consolidation elects to assume the options under the Plan. All shares of stock issued pursuant to the Plan shall also be immediately vested in the event of such a transaction. Options granted under the Plan may not be transferred by the participant other than by will or the laws of descent and distribution and may be exercised during the holder's lifetime only by such holder.

         If any of our employees or directors, prior to the exercise of their options, ceases to be an employee or director for any reason other than disability or misconduct, the options granted to such employees or directors automatically terminate 90 days from the date of termination. If any of our employees or directors ceases to be an employee or a director by reason of disability, he may exercise any option he holds at any time within twelve months from the date of termination, but only to the extent the holder had the right to exercise such option at the date of termination. If any of our employees or directors dies while holding an outstanding option, his option rights may be exercised by the person or persons to whom such rights under the option are transferred by will or the laws of descent and distribution within twelve months from the date of death.

         The Plan provides that our Board of Directors, or a committee of the Board, shall administer the Plan, and shall have the authority to interpret the Plan and to prescribe, amend and rescind the rules and regulations relating thereto. Unless previously terminated in certain circumstances, the Plan will terminate in December 2007.

INDEMNIFICATION AND LIMITATION OF LIABILITY

         Our certificate of incorporation provides that our directors will not be personally liable to our company or our stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability for any of the following:

         - any breach of their duty of loyalty to our company or our stockholders,

         - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

         - unlawful payments of dividends or unlawful stock repurchase, redemptions or other distributions, or

         - any transaction from which the director derived an improper personal benefit.

             Our bylaws provide that we must indemnify our directors, officers and employees to the fullest extent permitted by Delaware law and California Law. Our bylaws also provide for the prepayment of expenses to persons entitled to indemnification (subject to certain conditions), and permit us to purchase and maintain insurance on behalf of any director, officer, employee, or agent against any liability asserted against them in any such capacity, whether or not our bylaws would permit or require such indemnification.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, certain information, as of February 2, 2000, regarding beneficial ownership of the common stock by

         - each stockholder known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of common stock;

         -    each of our directors;

         -    each of the named executive officers; and

         -    all of our current executive officers and directors as a group.

Name and Address of                         Number of Shares
Beneficial Owner                          Beneficially Owned(1)        Percent of Class (1)
----------------                          ---------------------        --------------------

Dr. Ernst Muller Mohl                       2,983,750 (2)                     24.1%
Weinplatz 10
8001 Zurich Switzerland

Raymond W. Cohen                              532,560 (3)                      4.3%

Dongping Lin                                   90,688 (4)                       *

Paul D. Quadros                                33,269 (5)                       *

Peter Crosby                                   30,500 (6)                       *

Howard L. Evers                                28,750 (7)                       *

LaMont Asset Management SA                    883,750 (8)                      7.2%
Baarerstrasse 10
PO Box 4639
6304 Zug, Switzerland

Brett L. Scott                                 25,000 (9)                       *

Michael Gioffredi                              12,500 (10)                      *

Jeffrey Blanton                                12,500 (11)                      *

All executive officers and directors          765,767 (12)                     6.1%
as a group (eight persons)

-------------------------
*  Less than 1%.

(1) Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days of the date hereof are deemed outstanding for computing the number of shares beneficially owned and the percentage of outstanding shares of the class held by a person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)  Includes 56,250 shares issuable upon exercise of outstanding warrants.

(3) Includes 25,000 shares issuable upon exercise of outstanding vested options.

(4) Includes 70,688 shares issuable upon exercise of outstanding vested options.

(5) Includes 17,500 shares issuable upon exercise of outstanding warrants and 8,594 shares issuable upon exercise of outstanding vested options.

(6)  Includes 7,500 shares issuable upon exercise of outstanding vested options.

(7)  Includes 3,750 shares issuable upon exercise of outstanding vested options.

(8)  Includes 33,750 shares issuable upon exercise of outstanding warrants.

(9) Includes 25,000 shares issuable upon exercise of outstanding vested options.

(10) Includes 12,500 shares issuable upon exercise of outstanding vested options.

(11) Includes 12,500 shares issuable upon exercise of outstanding vested options.

(12) Includes 17,500 shares issuable upon exercise of outstanding warrants and 165,532 shares issuable upon exercise of outstanding vested options.

                  SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

         The following table sets forth

         -    the names and addresses of each of the selling stockholders,

         - the number of shares of common stock beneficially owned by each Selling Stockholder prior to the offering,

         - the number of shares of common stock that may be offered by each of the selling stockholders pursuant to this prospectus, and

         - the number of shares of common stock beneficially owned by each Selling Stockholder after completion of the offering, assuming all of the shares covered by this prospectus as sold.

                                                                   NUMBER OF
                                                 NUMBER OF         SECURITIES        NUMBER OF
                                                 SECURITIES       OFFERED FOR       SECURITIES
                                                BENEFICIALLY        SELLING          OWNED OF         PERCENTAGE
   NAME AND ADDRESS                           OWNED PRIOR TO     STOCKHOLDER'S     RECORD AFTER      OWNED AFTER
   OF SELLING STOCKHOLDER                         OFFERING          ACCOUNT          OFFERING          OFFERING
   ----------------------                         --------          -------          --------          --------

     Thomas Girschweiler                          323,625(1)         323,625             --                +
     Wissmannstrasse 15
     CH-8057 Zurich, Switzerland

     Eduard P. Kauffmann                           112,500           112,500             --                +
     Hitzigweg 5
     CH-8032-Zurich, Switzerland

     Michele Martucci                               62,500            62,500             --                +
     Seeweg 16
     CH-8593, Kesswil, Switzerland

     Erhard Lee                                     62,500            62,500             --                +
     c/o Actienvest AG
     Weinplatz 10
     8022 Zurich, Switzerland

     Larry Koppes                                   11,310            11,310             --                +
     c/o KPA Partners
     19900 MacArthur Blvd., Suite 200
     Irvine, CA 92612

     Richard Potter                                 10,000            10,000             --                +
     32732 Johnathan Circle
     Dana Point, CA 92629

     Jeff Turcotte                                  11,309            11,309             --                +
     c/o KPA Partners
     19900 MacArthur Blvd., Suite 200
     Irvine, CA 92612


                                       43


     LaMont Asset Management SA                   883,750(2)         883,750             --                +
     Baarerstrasse 10
     PO Box 4639
     6304 Zug, Switzerland


     AACPAC Holdings Limited                       519,000           312,500           206,500            1.7%
     c/o Ernst & Young
     11/F, Tower 2, The Gateway
     25-27 Canton Road
     Kowloon, Hong Kong

     Medtronic Physio-Control Corp.               450,000(3)         450,000             --                +
     11811 Willows Road NE
     Redmond, WA 98052

     Sally K. Bales
     c/o Bales-Waugh Group Inc.                     10,000            10,000             --                +
     1301 Riverplace Tower, Suite 2016
     Jacksonville, FL  32207

     SMS Group, AG                                 125,000           125,000             --                +
     Sigg-Merkli-Schrodel AG
     Utoquai 31, Postfach,
     CH-8024 Zurich, Switzerland

     Wilfried Girschweiler                          50,000            50,000             --                +
     Schiedhaldensteig 2
     8700 Kusnacht, Switzerland

     Ernst Muller-Mohl                           2,983,750(4)       2,743,750          240,000            1.9%
     Weinplatz 10
     8001 Zurich, Switzerland

     Swiss Bank Corporation                       170,000(5)         170,000             --                +
     Badstrasse 4
     5401 Baden, Switzerland

     Rush & Company                                150,000           150,000             --                +
     c/o Swiss American Securities
     12 East 49th St., New York, NY 10017


     Stuart Karten                                  15,000            15,000             --                +
     4222D Glencoe Avenue
     Marina Del Rey, CA 90292


     Stiftung Nivata                              228,000(6)         228,000             --                +
     Bahnhofplatz 9
     CH-8001, Zurich, Switzerland


                                       44


     Stiftung Obliva                              20,000(7)           20,000             --                +
     Bahnhofplatz 9
     CH-8001, Zurich, Switzerland

     Dongping Lin *                                 10,000            10,000             --                +
     13 Glenn
     Irvine, CA 92620

     Don Hill ****                                115,289(8)         104,966           10,323              +
     2 Bridgeworth Lane
     Sherman, CT 06784

     BWM Investments ***                          264,688(9)         262,500            2,188              +
     14 Parkwood Lane
     Dix Hills, NY 11746

     Fran Daniels                                 126,875(10)         87,500           39,375              +
     c/o Financial Sciences of America
     9255 Doheny Road
     Los Angeles, CA 90069

     Howard Cooper *****                           89,980(11)         43,750           46,230              +
     5940 Fairhaven Ave.
     Woodland Hills, CA 91367

     Paul Quadros **                               33,269(26)         17,500           16,129              +
     716 Columbia Drive
     San Mateo, CA 94402

     Global Asset Strategies                      511,000             20,000           491,000            4.0%
     C/o Stradling, Yocca,Carlson, & Rauth
     660 Newport Center Drive
     Newport Beach, CA  92660

     Trafina Privatbank, A.G.                     20,000(12)          20,000             --                +
     c/o Jones Day Reavis & Pogue
     555 West Fifth Street, Suite 4600
     Los Angeles, CA 90013

     Australite Limited                            5,000(13)           5,000             --                +
     c/o Jones Day Reavis & Pogue
     555 West Fifth Street, Suite 4600
     Los Angeles, CA 90013

     Clariden Bank, Zurich                        37,500              37,500             --                +
     Claridenstrasse 26
     P.O. Box 5080
     CH-8022  Zurich, Switzerland


                                       45



     Cantrade AG                                  28,750(14)          28,750             --                +
     Morgartenstrasse 1
     P.O. Box
     CH-8039 Zurich, Switzerland

     EB Research Institute AG                     14,375(15)          14,375             --                +
     Kalchbuhlstrasse 18
     7007 Chur, Switzerland

     Gandola Stiftung                            287,500(16)         287,500             --                +
     C/o Actieninvest AG
     Weinplatz 10
     8001 Zurich, Switzerland

     HD Fuchs                                    138,000(17)         138,000             --                +
     c/o Actieninvest AG
     Weinplatz 10
     8001 Zurich, Switzerland

     Renee Heinen                                143,750(18)         143,750             --                +
     C/o Actieninvest AG
     Weinplatz 10
     8001 Zurich, Switzerland

     Actieninvest AG                             305,345(19)         305,345             --                +
     Weinplatz 10
     8001 Zurich, Switzerland

     de Greef & Company, Inc.                     78,450(20)          78,450             --                +
     c/o Stradling, Yocca,Carlson, & Rauth
     660 Newport Center Drive
     Newport Beach, CA 92660

     A & A ActienBank                            575,000(21)         575,000             --                +
     Bahnofstrasse 92
     CH-8023
     Zurich, Switzerland

     Suan Investments                            175,000             175,000             --                +
     911 Sterner Road
     Hillside, NJ 07205

     Zevex Incorporated                          135,000             135,000             --                +
     4314 Zevex Park Lane
     Salt Lake City, Utah 84123


                                                                   NUMBER OF
                                                 NUMBER OF         SECURITIES        NUMBER OF
                                                 SECURITIES       OFFERED FOR       SECURITIES
                                                BENEFICIALLY        SELLING          OWNED OF         PERCENTAGE
   NAME AND ADDRESS                           OWNED PRIOR TO     STOCKHOLDER'S     RECORD AFTER      OWNED AFTER
   OF SELLING STOCKHOLDER                         OFFERING          ACCOUNT          OFFERING          OFFERING
   ----------------------                         --------          -------          --------          --------
     James W. Giddens, Trustee                    43,750(22)          43,750             --                +
     For the Liquidation of the Business
          of AR Baron Company
     One Battery Park Plaza
     New York, NY 10004

     Michael Rappaport                            43,750(23)          43,750             --                +
     721 Fifth Avenue
     New York, NY 10022

     Ike R. Dweck                                 87,500(24)          87,500             --                +
     c/o Berkshire
     One West 37th Street, 4th Floor
     New York, NY 10018

     Lava Investments Limited                    566,500(25)         100,000           516,500            4.2%
     c/o Ernst & Young
     11/F Tower 2, The Gateway
     25-27 Canton Road
     Kowloon, Hong Kong

     Juliber Pty Ltd.                             33,334              33,334             --                +
     Level 9
     161 Collins Street
     Melbourne Victoria 3000
     Australia

     Laliber Pty Ltd.                             33,333              33,333             --                +
     Level 9
     161 Collins Street
     Melbourne Victoria 3000
     Australia

     Walter Villiger                              50,000              50,000             --                +
     Hurdnerstrasse 10
     Postfach 1474
     Ch-8640
     Hurden Switzerland

     NiliberPty Ltd.                              33,333              33,333             --                +
     Level 9
     161 Collins Street
     Melbourne Victoria 3000
     Australia

+        Less than 1%

(1) Includes 90,825 shares of common stock underlying currently exercisable warrants.
(2) Includes 33,750 shares of common stock underlying currently exercisable warrants.
(3) Includes 200,000 shares of common stock underlying currently exercisable warrants.
(4) Includes 56,250 shares of common stock underlying currently exercisable warrants.
(5) Includes 20,000 shares of common stock underlying current exercisable warrants.
(6) Consists of 15,000 shares of common stock underlying currently exercisable warrants.
(7) Consists of 20,000 shares of common stock underlying currently exercisable warrants.
(8) Consists of 104,966 shares of common stock underlying currently exercisable warrants.
(9) Consists of 262,500 shares of common stock underlying currently exercisable warrants.
(10) Consists of 87,500 shares of common stock underlying currently exercisable warrants.
(11) Consists of 43,750 shares of common stock underlying currently exercisable warrants.
(12) Consists of 20,000 shares of common stock underlying currently exercisable warrants.
(13) Consists of 5,000 shares of common stock underlying currently exercisable warrants.
(14) Includes 3,750 shares of common stock underlying currently exercisable warrants.
(15) Includes 1,875 shares of common stock underlying currently exercisable warrants.
(16) Includes 37,500 shares of common stock underlying currently exercisable warrants.
(17) Includes 18,000 shares of common stock underlying currently exercisable warrants.
(18) Includes 18,750 shares of common stock underlying currently exercisable warrants.
(19) Includes 81,625 shares of common stock underlying currently exercisable warrants.
(20) Consists of 47,050 shares of common stock underlying currently exercisable warrants.
(21) Includes 75,000 shares of common stock underlying currently exercisable warrants.
(22) Consists of 43,750 shares of common stock underlying currently exercisable warrants.
(23) Consists of 43,750 shares of common stock underlying currently exercisable warrants.
(24) Consists of 87,500 shares of common stock underlying currently exercisable warrants.
(25) Includes 25,000 shares of common stock underlying currently exercisable warrants.
(26) Includes 17,500 shares of common stock underlying currently exercisable warrants.

*        Executive officer
**       Director
***      BWM Investments is an affiliate of Breslow & Walker, LLP, legal counsel to us.
****     Former Director.
*****    Former Officer and Director.

         The selling stockholders are entitled to receive all of the proceeds from the future sale of their shares.

         The selling stockholders, from time to time, depending on market conditions and other factors, may offer or sell their shares in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The shares may be sold by various methods, including:

         - block trades in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         - purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

         - ordinary brokerage transactions and transactions in which the broker solicits purchases; and

         - face to face transactions between sellers and purchasers without a broker or dealer.

         In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. These brokers or dealers may receive commissions or discounts from the selling stockholders in amounts to be negotiated. These brokers, dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with these sales.

         We will bear all costs and expenses of the registration of the shares under the Securities Act and certain state securities laws, other than fees of counsel for the selling stockholders and any discounts or commissions payable with respect to sales of the shares.

         The selling stockholders are not restricted as to the number of shares that may be sold at any one time, and it is possible that a significant number of shares could be sold at the same time. Sales of the shares by the selling stockholders may have an adverse effect on the market price of the common stock.

                              CERTAIN TRANSACTIONS

         On April 11, 1997, we acquired from Raymond W. Cohen, our President and Chief Executive Officer, Innovative Physicians Services, Inc. d/b/a Diagnostic Monitoring, a Nevada corporation engaged in the sale of medical diagnostic equipment. We sold substantially all of the assets of Diagnostic Monitoring on December 31, 1998.

         During 1998 and 1999, Ernst Muller-Mohl, one of our principal stockholders, acquired 2,687,500 shares of common stock and 56,250 warrants to purchase common stock.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 20,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share. As of December 31, 1999, there were 12,313,127 shares of common stock issued and outstanding, and no shares of preferred stock were issued. In addition, options to purchase 1,305,000 shares of common stock and warrants to purchase 1,460,591 shares of common stock also were outstanding.

COMMON STOCK

         All holders of common stock have one vote per share on all matters submitted to a vote of stockholders. Stockholders do not have rights to cumulate their votes in the election of directors under our certificate of incorporation or applicable provisions of the General Corporation Law of the State of Delaware. However, under Section 2115 of the California General Corporation Law, specific provisions of the California General Corporation Law, including cumulative voting rights of stockholders, are made applicable to "pseudo-California" corporations incorporated under laws of other states but which meet certain tests. The tests are that the average of specified property, payroll and sales factors, generally relating to the extent of activities in California, exceed 50% of the total of such factors on a consolidated basis during the corporation's latest year and that more than one-half of the corporation's outstanding voting securities are held of record by persons having addresses in California. We do not believe that we currently are a pseudo-California corporation.

         The holders of common stock have the right to receive dividends, when, and if declared, by our Board of Directors out of funds legally available therefor. We have never paid any cash dividends on our common stock. We presently intend to retain earnings, if any, to finance our operations, and therefore do not anticipate paying any cash dividends in the future. If we liquidate, holders of our common stock would share ratably in any assets available for distribution to stockholders after payment of all our obligations.

         Our common stock neither is redeemable nor has any preemptive, subscription, sinking fund or conversion rights. All outstanding shares of common stock are fully paid and non-assessable.

PREFERRED STOCK

         Our Board of Directors may authorize the issuance up to 1,000,000 shares of preferred stock without any further stockholder approval. The Board is expressly authorized to provide for the issuance of shares of preferred stock in one or more classes or series, and to fix for each such class or series the powers, rights, privileges, preferences, qualifications, limitations or restrictions, including dividend rights, dividend rates, conversion rights, voting rights, redemption rights, redemption prices, liquidation preferences, and the designation of and the number of shares constituting any class or series.

WARRANTS

         Of the 8,791,630 shares of common stock covered by this prospectus, 1,460,591 shares are issuable pursuant of the exercise of warrants. The warrants expire at various times during the next four years, and are exercisable at prices ranging from $0.01 to $5.00 per share. All of the warrants contain anti-dilution provisions, and approximately 439,000 of these warrants can be redeemed by us at $5.00 per share if our common stock trades at $6.00 per share or higher for a period of 90 consecutive days.

TRANSFER AGENT AND REGISTRAR

         U.S. Stock Transfer Corporation, Glendale, California, serves as transfer agent and registrar for the common stock.

ANTITAKEOVER EFFECTS OF PROVISIONS OF DELAWARE LAW AND OUR CHARTER

         Provisions of Delaware law and our certificate of incorporation could discourage takeover attempts. These include:

         - DELAWARE ANTITAKEOVER LAW. We are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholders for a period of three years from the date the stockholder became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in the manner provided in Section 203. Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status did own 15% or more of the corporation's outstanding voting stock.

         - OUR RIGHT TO ISSUE PREFERRED STOCK. Our certificate of incorporation authorizes the issuance of preferred stock with such designations, rights, and preferences as may be determined from time to time by our Board of Directors, without any further vote or action by our stockholders. Therefore, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with voting rights or preferences that could prevent or discourage unsolicited takeover attempts.

                         SHARES ELIGIBLE FOR FUTURE SALE

         As of the date of this prospectus, we had 12,313,127 shares of common stock outstanding, 4,982,088 of which are freely tradable, and 7,331,039 of which are restricted shares. In addition, there are warrants outstanding to purchase 1,460,591 of our shares, and options outstanding to purchase 1,305,000 of our shares.

         The resale of the restricted shares and the shares underlying the warrants is covered by the registration statement of which this prospectus is a part. These shares may be resold in the open market at any time, subject to

         -     the continued effectiveness of the registration statement;

         - and our ability to suspend sales under the registration statement in certain instances.

         The shares of common stock reserved for issuance upon the exercise of outstanding options and options that may issued in the future are covered by a registration statement on Form S-8. Upon exercise, these shares will be, subject to Rule 144 volume limitations applicable to affiliates, available for immediate resale in the open market.

         No prediction can be made as to what effect, if any, the sale of these shares will have on the prevailing market price. The possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for the common stock, and could impair our ability to raise capital through future sales of equity securities.

                                  LEGAL MATTERS

         The validity of the securities offered hereby will be passed upon for us by Breslow & Walker, LLP, New York, New York. BWM Investments, an affiliate of Breslow & Walker, LLP, owns 2,188 shares of common stock and warrants to purchase 262,500 of common stock. The re-sale of the shares underlying the warrants is covered by this prospectus. Howard Breslow, a member of Breslow & Walker, LLP, owns 875 shares of common stock.

                                     EXPERTS

         The consolidated financial statements as of December 31, 1998 and 1997 and for each of the two years in the period ended December 31, 1998 included in this Prospectus have been so included in reliance on the report (which includes an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 2 to the consolidated financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Commission, 450 Fifth Street, N.W., Washington, D.C., a registration statement on Form S-1 under the Securities Act of 1933, with respect to the shares to be sold in this offering. This prospectus, which is part of the registration statement, does not contain all of the information contained in the registration statement. For further information with respect to us and the shares of our common stock offered hereby, we refer you to the registration statement, including the exhibits thereto, which may be inspected, without charge, at the office of the Securities and Exchange Commission.

         Copies of the registration statement may be obtained from the Commission in Washington, D.C., upon payment of the requisite fees, or from the Commission's Website at http://www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by the more complete description of the matters involved.

                          INDEX TO FINANCIAL STATEMENTS


                                                                                                                  PAGE
                                                                                                                  ----
           CARDIAC SCIENCE, INC. CONSOLIDATED FINANCIAL STATEMENTS

                Report of Independent Accountants                                                                  F-2

                Report of Independent Auditors                                                                     F-3

                Consolidated Balance Sheets as of December 31, 1997 and 1998
                and September 30, 1999 (unaudited)                                                                 F-4

                Consolidated Statements of Operations for the Years Ended                                          F-5
                December 31, 1996, 1997 and 1998 and the Nine Months Ended
                September 30, 1999 and 1998 (unaudited) F-5

                Consolidated Statements of Stockholders' Equity (Deficit)                                          F-6
                for the Years Ended December 31, 1996, 1997 and 1998 and the Nine
                Months Ended September 30, 1999 (unaudited)

                Consolidated Statements of Cash Flows for the Years Ended                                          F-8
                December 31, 1996, 1997 and 1998 and the Nine Months Ended
                September 30, 1999 and 1998 (unaudited)

                Notes to the Consolidated Financial Statements                                                     F-9

                        REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders
Cardiac Science, Inc.
Irvine, California

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows present fairly, in all material respects, the financial position of Cardiac Science, Inc. (the "Company") at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has suffered recurring losses from operations which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PricewaterhouseCoopers LLP

Newport Beach, California
February 17, 1999

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Cardiac Science, Inc.

We have audited the statements of operations, stockholders' equity and cash flows of Cardiac Science, Inc., (a development stage company), for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the results of operations, stockholders' equity and cash flows of Cardiac Science, Inc. for the year ended December 31, 1996, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Cardiac Science, Inc. will continue as a going concern. As discussed in Note 2, the Company is in the development stage and realization of the Company's assets is dependent upon future events, the outcome of which is indeterminable. Additionally, successful completion of the Company's development program and its transition, ultimately, to attaining profitable operations is dependent upon obtaining additional financing adequate to fulfill its research and development activities, and achieving a level of revenues adequate to support the Company's cost structure. Accordingly, these conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of Cardiac Science, Inc. to continue as a going concern.

                                                    Ernst & Young LLP

Orange County, California
April 14, 1997

                              CARDIAC SCIENCE, INC.

                           CONSOLIDATED BALANCE SHEETS


                                                                        DECEMBER 31,        DECEMBER 31,      SEPTEMBER 30,
                                                                             1997               1998              1999
                                                                     ------------------  -----------------  ------------------
      ASSETS                                                                                                  (Unaudited)
      Current assets:
          Cash and cash equivalents                                       $    561,351      $   1,247,602       $   4,818,475
          Trade accounts receivable, net of allowances of $16,028
            at December 31, 1997                                               216,162                ---                 ---
          Inventory                                                            209,413                ---                 ---
          Common stock subscriptions receivable                                    ---                ---           1,011,250
          Prepaid expenses                                                      99,267             30,129              65,222
                                                                      -----------------  -----------------  ------------------
            Total current assets                                             1,086,193          1,277,731           5,894,947

      Equipment, net                                                            85,927            117,710             259,275
      Investment in unconsolidated affiliate                                       ---            115,000             115,000
      Intangible assets, net of amortization of $49,285 at
             December 31, 1997                                                 607,853                ---                 ---
      Other assets                                                               4,012             45,266              65,632
                                                                      -----------------  -----------------  ------------------
                                                                         $   1,783,985      $   1,555,707       $   6,334,854
                                                                         =============     ==============       =============

      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

      Current liabilities:
          Current portion of capital lease obligation                      $       ---        $     3,413         $    24,939
          Accounts payable and accrued expenses                              1,016,323          1,599,216           1,219,765
          Note payable to stockholder                                           70,233                ---                 ---
          Notes payable                                                            ---            225,000              31,247
                                                                      -----------------  -----------------  ------------------
            Total current liabilities                                        1,086,556          1,827,629           1,275,951
                                                                      -----------------  -----------------  ------------------

      Long term portion of capital lease obligation                                ---             16,001             110,231
                                                                      -----------------  -----------------  ------------------

      Commitments and contingencies

      Stockholders'equity (deficit):
          Preferred stock - $.001 par value; 1,000,000 shares authorized, none issued or outstanding
          Common stock - $.001 par value; 20,000,000 shares authorized, issued and outstanding shares -4,974,560 as of December 31,
            1997, 7,014,738 as of December 31, 1998 and 10,987,232 as of
            September 30, 1999                                                   4,975              7,015              10,987
          Common stock subscribed                                                  ---            100,000           1,011,250
          Additional paid-in capital                                         7,472,107         10,823,448          19,973,713
          Accumulated deficit                                               (6,779,653)       (11,218,386)        (16,047,278)
                                                                      -----------------  -----------------  ------------------
       Total stockholders' equity (deficit)                                    697,429           (287,923)          4,948,672
                                                                      -----------------  -----------------  ------------------
                                                                         $   1,783,985     $    1,555,707       $   6,334,854
                                                                         =============     ==============       =============


The accompanying notes are an integral part of these consolidated financial statements

                              CARDIAC SCIENCE, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                       For the Year       For the Year                                        For the Nine
                                           Ended             Ended                                            Months Ended
                                       December 31,       December 31,     For the Year     For the Nine      September 30,
                                           1996               1997            Ended         Months Ended          1998
                                       (Restated see     (Restated-see     December 31,    September 30,     (Restated -see
                                          Note 7)           Note 6)            1998             1999             Note 6)
                                      ----------------   ---------------  ---------------  ---------------   ----------------
                                                                                            (Unaudited)
         (unaudited)
Operating expenses:
    Research and development               $   422,360      $   756,936      $  2,209,524      $  2,795,408       $1,416,229
    Marketing                                      ---          251,777           341,476           932,792          204,454
    General and administrative                 404,480          766,991         1,170,551         1,092,542          872,483
                                       ----------------  ---------------   ---------------  ----------------  ---------------

Loss from continuing operations               (826,840)      (1,775,704)       (3,721,551)       (4,820,742)      (2,493,166)
Interest  income (expense), net                 35,883           (4,247)          (65,353)           (6,550)         (14,771)
                                       ----------------  ---------------   ---------------  ----------------  ---------------

Loss from continuing operations
before provision for income taxes             (790,957)      (1,779,951)       (3,786,904)       (4,827,292)      (2,507,937)

Provision for income taxes                         988              800               800             1,600            1,600
                                       ----------------  ---------------   ---------------  ----------------  ---------------

Net loss from continuing operations           (791,945)      (1,780,751)       (3,787,704)       (4,828,892)      (2,509,537)
                                       ----------------  ---------------   ---------------  ----------------  ---------------

Discontinued operations:
    Loss from discontinued
      operations, net of income taxes              ---          (43,847)         (101,412)              ---          (88,310)
    Loss on sale of assets                         ---              ---          (549,618)              ---              ---
                                       ---------------   ---------------  ---------------  ---------------   ----------------
Loss from discontinued operations                  ---          (43,847)         (651,030)              ---          (88,310)
                                       ================  ---------------   ---------------  ----------------  ---------------

Net loss                                   $  (791,945)    $ (1,824,598)    $  (4,438,734)     $ (4,828,892)    $ (2,597,847)
                                       ================  ===============   ===============  ================  ===============

Basic and diluted loss per share:
    Continuing operations                   $    (0.23)      $    (0.46)       $    (0.69)       $    (0.52)     $     (0.47)
    Discontinued operations                        ---            (0.01)            (0.12)              ---            (0.02)
                                       ----------------  ---------------  ---------------  ---------------   ----------------
Net loss per share                          $    (0.23)      $    (0.47)       $    (0.81)       $    (0.52)      $    (0.49)
                                       ================  ===============   ===============  ================  ===============

Weighted average number of shares
    used in the computation of
    net loss per share                       3,395,466        3,875,656         5,459,793         9,208,182        5,276,117
                                       ================  ===============   ===============  ================  ===============


The accompanying notes are an integral part of these consolidated financial statements.

                              CARDIAC SCIENCE, INC.

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)


                                                                                Common Stock
                                     Common Stock        Preferred Stock         Subscribed
                                  ---------- --------- -------- ----------- ---------- -----------
                                   Number              Number                Number
                                     of                of                      of
                                   Shares     Amount   Shares     Amount     Shares      Amount
                                  ---------- --------- -------- ----------- ---------- -----------
     Balance at December 31, 1995
         (restated-see Note 7)    2,795,947    $2,796      ---   $    ---     541,333   $ 924,134
     Issuance of common stock for
         subscribed amount          395,500       396                        (395,500)   (674,134)
     Common stock subscribed for
         license fees at $1.37
         per share                                                             13,125      18,000
     Common stock options
         exercised at $0.34 per
         share                       11,375        11
     Common stock warrants
         exercised at $1.71 per
         share                       59,500        60
     Common stock warrants
         exercised at $4.57 per
         share                        3,280         3
     Net loss
                                  ---------- --------- -------- ----------- ---------- -----------

     Balance at December 31, 1996 3,265,780     3,266      ---  ---           158,958     268,000
     Issuance of preferred stock for
         the acquisition of Diagnostic
         Monitoring                                        500     600,000
     Issuance of common stock for
         subscribed amount          158,958       159                        (158,958)   (268,000)
     Conversion of preferred
         stock into common stock    500,000       500     (500)   (600,000)
     Issuance of common stock
          for cash at $2.00 per
          share                   1,000,000     1,000
     Issuance costs (including
         50,000 shares of common
         stock at $2.00 per share)   50,000        50
     Net loss
                                  ---------- --------- -------- ----------- ---------- -----------

     Balance at December 31, 1997 4,974,738     4,975       ---  ---               ---         ---
     Issuance of common stock
          for cash at $2.00 per
          share
         (net of cost of
         issuances of $829,896)   1,800,000     1,800
     Issuance of common stock
         warrants
     Common stock warrants
         exercised at $0.01 per
         share                      175,000       175
     Common stock subscribed
          at $2.00 per share in
          cash                                                                 50,000     100,000
     Issuance of common stock
          for license fees and
          services at $2.00 per
          share                      55,000        55
     Issuance of common stock
          for compensation at
          $2.00 per share            10,000        10
     Compensation related to fair
         value of options
         granted to non-employees
     Net loss
                                  ---------- --------- -------- ----------- ---------- -----------

     Balance at December 31, 1998 7,014,738     7,015      ---  ---            50,000     100,000
     Issuance of common stock
          for cash at $2.00 per
          share                   1,850,000     1,850
     Issuance of common stock
          for cash at $4.00 per
          share                     887,500       887
     Issuance of common stock for
         common stock subscribed     50,000        50                         (50,000)   (100,000)

                                       Additional
                                        Paid-In      Accumulated
                                        Capital        Deficit       Total
                                      ------------- -------------- -----------
     Balance at December 31, 1995
         (restated-see Note 7)         $ 4,145,015   $ (4,163,110)  $ 908,835
     Issuance of common stock for
         subscribed amount                 673,738                        ---
     Common stock subscribed for
         license fees at $1.37
         per share                                                     18,000
     Common stock options
         exercised at $0.34 per
         share                               3,889                      3,900
     Common stock warrants
         exercised at $1.71 per
         share                             115,342                    115,402
     Common stock warrants
         exercised at $4.57 per
         share                              14,997                     15,000
     Net loss                                            (791,945)   (791,945)
                                      ------------- -------------- -----------

     Balance at December 31, 1996        4,952,981     (4,955,055)    269,192
     Issuance of preferred stock for
         the acquisition of Diagnostic
         Monitoring                                                   600,000
     Issuance of common stock for
         subscribed amount                 267,841                        ---
     Conversion of preferred
         stock into common stock           599,500                        ---
     Issuance of common stock
          for cash at $2.00 per
          share                          1,999,000                  2,000,000
     Issuance costs (including
         50,000 shares of common
         stock at $2.00 per share)        (347,215)                  (347,165)
     Net loss                                          (1,824,598) (1,824,598)
                                      ------------- -------------- -----------

     Balance at December 31, 1997        7,472,107     (6,779,653)    697,429
     Issuance of common stock
          for cash at $2.00 per share
         (net of cost of
         issuances of
         $829,896)                       2,768,303                  2,770,104
     Issuance of common stock
         warrants                          433,416                    433,416
     Common stock warrants
         exercised at $0.01 per share        1,825                      2,000
     Common stock subscribed
          at $2.00 per share in
          cash                                                        100,000
     Issuance of common stock
          for license fees and
          services at $2.00 per
          share                            109,945                    110,000
     Issuance of common stock
          for compensation at
          $2.00 per share                   19,990                     20,000
     Compensation related to fair
         value of options
         granted to non-employees           17,862                     17,862
     Net loss                                          (4,438,734) (4,438,734)
                                      ------------- -------------- -----------


     Balance at December 31, 1998      10,823,4482    (11,218,386)   (287,923)
     Issuance of common stock
          for cash at $2.00 per
          share                          3,698,150                  3,700,000
     Issuance of common stock
          for cash at $4.00 per
          share                          3,549,112                  3,549,999
     Issuance of common stock for
         common stock subscribed            99,950                        ---


                                      F-6


     Common stock warrants
         exercised at $0.01 per
         share                       30,625        30
     Common stock warrants
         exercised at an average
         of $2.45 per share         857,500       858
     Common stock subscribed
          at $4.00 per share in
          cash                                                                245,000     980,000
     Common stock subscribed
          at $2.50 per share in
          cash                                                                 12,500      31,250
     Issuance of common stock
          for license fees and
          services at an average of
          $2.67 per share           157,969       158


     Costs of equity issuances
          (including 138,900
          shares at $2.00)          138,900       139
     Compensation related to fair
         value of options
         granted to
         non-employees
     Net loss for the nine months
         ended September 30, 1999
                                  ---------- --------- -------- ----------- ---------- -----------
     Balances, September 30,
     1999
         (unaudited)              10,987,232  $10,987  $   ---     $   ---    257,500   1,011,250
                                  ========== ========= ======== =========== ========== ===========

     Common stock warrants
         exercised at $0.01 per
         share                                                            320                  350
     Common stock warrants
         exercised at an average
         of $2.45 per share                                         2,100,392            2,101,250
     Common stock subscribed
          at $4.00 per share in
          cash                                                                             980,000
     Common stock subscribed
          at $2.50 per share in
          cash                                                                              31,250
     Issuance of common stock
          for license fees and
          services at an average of
          $2.67 per share                                             421,331              421,489


     Costs of equity issuances
          (including 138,900
          shares at $2.00)                                           (733,090)            (732,951)
     Compensation related to fair
         value of options
         granted to
         non-employees                                                 14,100               14,100
     Net loss for the nine months
         ended September 30, 1999                                   (4,828,892)         (4,828,892)
                                           -----------------     --------------         -----------
     Balances, September 30,
     1999
         (unaudited)                           $ 19,973,713       $(16,047,278)         $4,948,672
                                           =================      ==============        ===========

The accompanying notes are an integral part of these consolidated financial statements.

                              CARDIAC SCIENCE, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                For the Year                                         For the Nine
                                                                   Ended                                             Months Ended
                                              For the Year      December 31,      For the Year     For the Nine     September 30,
                                                 Ended              1997             Ended         Months Ended          1998
                                              December 31,     (Restated-see      December 31,     September 30,    (Restated-see
                                                  1996            Note 6)             1998             1999            Note 6)
                                            ----------------------------------   ---------------  ----------------  ---------------
                                                                                                    (Unaudited)       (Unaudited)
Cash flows from operating activities:
Net loss                                         $  (791,945)     $ (1,824,598)    $ (4,438,734)     $ (4,828,892)     $ (2,597,847)
Adjustments to reconcile net loss to net
  cash used in operating activities from
    continuing operations:
    Loss from discontinued operations                    ---            43,847           101,412              ---            88,310
    Loss on sale of assets                               ---               ---           549,618              ---               ---
    Depreciation and amortization                     12,830            20,762            35,114           44,976            21,769
    Amortization of debt discount                        ---               ---            44,785              ---               ---
    Compensation related to fair value of
      options grantedto non-employees                    ---               ---            17,862           14,100               ---
    Expenses paid with common stock                   18,000               ---           130,000          421,680            50,000

    Changes in operating assets and liabilities,
      exclusive of Diagnostic Monitoring:
    Prepaid expenses                                     327           (88,374)              ---          (35,092)           82,206
    Increase in other assets                             ---               ---               ---          (20,366)              ---
    Accounts payable and accrued expenses            (36,009)          536,180           137,505         (681,091)          569,610
                                              ---------------  ----------------  ---------------- ----------------  ----------------
Net cash used in operating activities from
    continuing operations                           (796,797)       (1,312,183)       (3,422,438)      (5,084,685)       (1,785,952)
                                              ---------------  ----------------  ---------------- ----------------  ----------------

Net cash provided by (used in) discontinued
    operations                                           ---          (239,489)          530,438              ---            69,515
                                              ---------------  ----------------  ---------------- ----------------  ----------------

Cash flows from investing activities:
    Purchase of equipment                                ---           (64,700)          (53,218)         (70,785)          (32,620)

    Decrease in other assets                             ---               ---             4,012              ---               ---
    Cash acquired in Diagnostic Monitoring
     acquisition                                         ---            43,223               ---              ---               ---
Net cash used by investing activities                    ---           (21,477)          (49,206)         (70,785)          (32,620)
                                              ---------------  ----------------  ---------------- ----------------  ----------------

Cash flows from financing activities:
    Proceeds (payment) on bank line of credit            ---           (18,903)          125,000              ---           175,000

    Payments of note payable to stockholder         (102,000)          (12,743)          (70,233)             ---
    Proceeds (payments) from note payable                ---               ---           100,000         (193,753)           71,554
    Proceeds from sale of common stock                   ---         2,000,000         3,600,000        7,250,000         1,100,000

    Proceeds from common stock options                 3,900               ---               ---              ---               ---
    Proceeds from common stock subscribed                ---               ---           100,000              ---           100,000
    Proceeds from exercise of common stock
       Warrants                                      130,402               ---             2,000        2,101,600             2,000
    Costs of equity issuances                            ---          (247,165)         (229,310)        (431,504)         (107,160)
                                              ---------------  ----------------  ---------------- ----------------  ----------------
Net cash provided by financing activities             32,302         1,721,189         3,627,457        8,726,343         1,341,394
                                              ---------------  ----------------  ---------------- ----------------  ----------------
Net increase (decrease) in cash and cash
   equivalents                                      (764,495)          148,040           686,251        3,570,873          (407,663)

Cash and cash equivalents at beginning of
   period                                          1,177,806           413,311           561,351        1,247,602           561,351
                                              ---------------  ----------------  ---------------- ----------------  ----------------
Cash and cash equivalents at end of period         $ 413,311       $   561,351      $  1,247,602     $  4,818,475       $   153,688
                                              ===============  ================  ================ ================  ================


The accompanying notes are an integral part of these consolidated financial statements.

                              CARDIAC SCIENCE, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       ORGANIZATION AND CAPITALIZATION OF THE COMPANY

Cardiac Science, Inc. (the "Company") was incorporated on May 20, 1991 to develop, manufacture and market software driven non-invasive (non-surgical) Automatic External Cardioverter Defibrillator ("AECD") devices (the "Products") to treat persons suffering from or at high risk of life-threatening arrhythmias. The Products, all of which are still under development, are designed to continuously monitor, quickly detect and then automatically, through transmission of electrical energy charges to the patient's heart, terminate the ventricular tachyarrhythmia (dangerously fast heart rate) and/or ventricular fibrillation (quivering of the heart following tachyarrhythmia, which usually results in death).

On April 11, 1997, the Company acquired Innovative Physician Services, Inc. (d.b.a. Diagnostic Monitoring) ("DM") for 500 shares of the Company's Series A Convertible Preferred Stock (the "Preferred Stock") plus a non-interest bearing promissory note in the principal amount of $100,000 that was repaid during 1998. On September 8, 1997, the Company effectuated a one-for-11.42857413 reverse stock split and the shares of Preferred Stock automatically converted into 500,000 shares of common stock. All share and per share amounts have been adjusted to give retroactive effect to the Reverse Split for all periods presented. The Company sold substantially all of the assets of Diagnostic Monitoring on December 31, 1998 (see notes 4 and 6).

2.       CONTINUED EXISTENCE

Additional capital is needed to fulfill the Company's current marketing, research and product development goals. Through September 30, 1999, the Company incurred losses of approximately $16 million (unaudited). Recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable. Additionally, successful completion of the Company's development program and its transition to attain profitable operations is dependent upon achieving a level of revenues adequate to support the Company's cost structure. The Company anticipates that its current cash balance and the cash received from equity placements through December 31, 1999 will be sufficient to meet the Company's cash requirements into August 2000. Given the current applications of cash, the Company expects that additional capital will be necessary to sustain growth and viability. In this respect, the Company is considering a number of alternatives, including additional equity financings and corporate partnerships. There can be no assurance that any such transactions will be available at terms acceptable to the Company, if at all, or that any financing transaction will not be dilutive to current stockholders, or that the Company will have sufficient working capital to fund future operations. If the Company is not able to raise additional funds, it may be required to significantly curtail or cease its operating activities. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and of its wholly-owned subsidiary, Diagnostic Monitoring. All inter-company accounts and transactions have been eliminated in consolidation. The Company accounts for its investment in Biosensor Corporation ("Biosensor") under the equity method of accounting (see note 5).

         USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         INTERIM FINANCIAL INFORMATION

In the opinion of the Company's management, the accompanying consolidated condensed unaudited financial statements include all adjustments (which consist only of normal recurring adjustments) necessary for a fair presentation of its financial position at September 30, 1999 and results of operations and cash flows for the periods presented. Results of operations for the nine months ended September 30, 1999 are not necessarily indicative of results for the full year.

         RECLASSIFICATIONS

Certain prior period balances have been reclassified to conform to the December 31, 1998 presentation.

         CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents. The Company maintained approximately $1,011,000 of its cash in a money market fund with one major financial institution at December 31, 1998.

         INVENTORY

Inventory, which consists of finished products and subassemblies, is stated at the lower of cost (first-in, first-out) or market value. The components of inventory at December 31, 1997 consisted of the following:


               Raw Materials            $ 43,099
               Work in process            20,912
               Finished Goods            155,402
                                    -------------
                                         219,413
               Less: Reserve             (10,000)
                                    -------------
               Total Inventory         $ 209,413
                                    =============


         EQUIPMENT

Property and equipment is carried at cost. Depreciation of equipment is provided on the straight-line method over estimated useful lives of five years. Repairs and maintenance are expensed as incurred while renewals or betterments are capitalized. Upon the sale or retirement of equipment, the accounts are relieved of the cost and related accumulated depreciation and any resulting gain or loss is included in operations. The components of property and equipment consist of the following:


                                                  December 31,          December 31,         September 30,
                                                      1997                  1998                 1999
                                                -----------------     -----------------     ----------------
                                                                                              (unaudited)
               Property and equipment                 $  180,484            $  215,687           $  402,230
               Accumulated depreciation                  (94,557)              (97,977)            (142,955)
                                                -----------------     -----------------     ----------------
               Property and equipment, net            $   85,927            $  117,710           $  259,275
                                                =================     =================     ================


         LONG-LIVED ASSETS

The Company evaluates the recoverability of its long lived assets in accordance with Financial Accounting Standards ("SFAS") No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, which requires long-lived assets and certain intangibles held and used by the Company to be reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability test is to be performed at the lowest level at which undiscounted net cash flow can be directly attributable to long-lived assets.

         PER SHARE INFORMATION

The Company has adopted SFAS No. 128, EARNINGS PER SHARE. This statement requires the presentation of basic and diluted earnings per share, as defined, on the statement of operations for companies whose capital structure includes convertible securities and options.

Net loss per share as presented in the accompanying statements of operations is computed based on the weighted average number of common shares outstanding and subscribed. Shares issuable upon exercise of outstanding stock options and warrants are not included since the effects would be anti-dilutive.

         RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred.

         REVENUE RECOGNITION

Prior to the sale of substantially all the assets of DM, sales and related costs of goods sold were recognized when goods were shipped to customers. The majority of the Company's customers were distributors who sold goods to third party end users. The Company is not contractually obligated to repurchase any inventory from distributors.

         STOCK-BASED COMPENSATION

The Company has adopted the disclosure-only provisions of SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. SFAS No. 123 defines a fair value based method of accounting for an employee stock option. Fair value of the stock option is determined considering factors such as the exercise price, the expected life of the option, the current price of the underlying stock, expected dividends on the stock, and the risk-free interest rate for the expected term of the option. Under the fair value based method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period. Pro forma disclosures are required for entities that elect to continue to measure compensation cost under the intrinsic method provided by Accounting Principles Board Opinion No. 25.

         INCOME TAXES

The Company follows SFAS No. 109, ACCOUNTING FOR INCOME TAXES, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

4.       ACQUISITION OF DIAGNOSTIC MONITORING

On April 11, 1997, the Company acquired Diagnostic Monitoring for 500 shares (5,714.285 pre-split) of the Company's Series A Convertible Preferred Stock (the "Preferred Stock") plus a non-interest bearing promissory note (the "Note") in the principal amount of $100,000, payable in eighteen (18) equal consecutive monthly installments commencing upon the earlier of April 9, 1999 or the completion of an equity financing by the Company of not less than $2,000,000 of gross proceeds. Each share of Preferred Stock was entitled to 1,000 votes per share; was convertible into 1,000 shares of the Company's common stock, at any time, and from time to time, at the holder's option, without the payment of any additional consideration, and was automatically convertible into 1,000 shares of common stock (subject to adjustment for any reverse stock split, etc.) upon there being a sufficient number of authorized but unissued shares of common stock to allow such conversion. There were no dividend rights on the Preferred Stock. On September 8, 1997, the Company effectuated a one-for-11.42857413 reverse stock split and the shares of Preferred Stock automatically converted into 500,000 shares of common stock.

The total purchase price was $682,975, the fair market value of the Preferred Stock issued and the Note. The fair market value of the Preferred Stock issued was estimated based on the trading value of the common stock less a 30% discount to take into consideration the lack of the ability to trade and other features of the Preferred Stock. The fair market value of the Note represents the discounted value (at 11.25%) of the Note over 20 months.

The transaction was accounted for under the purchase method of accounting and the purchase price was allocated to the fair market value of the assets acquired and liabilities assumed as follows:


           Cash                                        $            43,223
           Accounts receivable                                     129,575
           Inventory                                               122,006
           Other assets                                             13,232
           Property and equipment                                   17,341
           Intangible assets                                       657,138
           Bank line of credit                                     (18,903)
           Accounts payable and accrued expenses                  (280,637)
           Note payable to stockholder                             (82,975)
                                                       --------------------
           Preferred stock issued                      $           600,000
                                                       ====================

The intangible assets resulting from the purchase price allocation is being amortized over 10 years using the straight-line method.

5.       INVESTMENT IN UNCONSOLIDATED AFFILIATE

On December 31, 1998, the Company acquired a 7.7% voting interest in Biosensor as consideration for the sale of substantially all of the assets of DM (see note
6). The Company accounts for this investment using the equity method of accounting in accordance with Accounting Principles Board Opinion No. 18.

6.       DISCONTINUED OPERATIONS

On December 31, 1998, the Company completed the sale of substantially all of DM's assets to Biosensor, a Minnesota corporation, pursuant to an Agreement for Purchase and Sale of Assets dated December 31, 1998. The Company received, in consideration of the sale, 1,440,000 shares of common stock of Biosensor valued at $115,000. In addition, Biosensor assumed certain liabilities amounting to approximately $107,000. The Company recognized a loss of $549,618 on the sale of assets, consisting primarily of the unamortized balance of goodwill, as the net book value of the net assets sold exceeded the fair value of the consideration received.

The Company has restated its prior financial statements to present the operating results of DM as a discontinued operation. Included in the loss from discontinued operations is amortization of goodwill of $65,713 and $49,285 for 1998 and 1997, respectively. Operating results from discontinued operations are as follows:


                                                           FOR THE YEARS ENDED DECEMBER 31,
                                                              1998                      1997
                                                     ---------------------     -------------------
Sales                                                       $   1,437,499           $   1,213,071
Cost of sales                                                     941,732                 753,693
                                                       -------------------     -------------------
Gross profit                                                      495,767                 459,378

Operating expenses:
    Research and development                                       20,361                  10,182
    Selling                                                       373,073                 206,826
    General and administrative                                    202,145                 285,417
                                                       -------------------     -------------------
Loss from discontinued operations                                 (99,812)                (43,047)
Interest income (expense), net                                        ---                     ---
                                                       -------------------     -------------------
Loss from discontinued operations before
    provision for income taxes                                    (99,812)                (43,047)
Provision for income taxes                                          1,600                     800
                                                       -------------------     -------------------
Net loss from discontinued operations                       $    (101,412)           $    (43,847)
                                                       ===================     ===================

7.       RECAPITALIZATION AND REVERSE SPLIT

In January 1997, the Company entered into an advisory and consulting agreement (the "Sorbus Agreement") with Sorbus Asset Strategies, S.A., a Swiss company ("Sorbus"). Sorbus agreed, among other things, to locate, on a best efforts basis, potential investors to purchase shares of common stock, (the "Financing"). As a condition precedent to the Financing, the Sorbus Agreement provided, among other things, that the Company obtain the approval of its Board of Directors and stockholders to amend the Company's Certificate of Incorporation (i) to effectuate a one-for-11.42857143 reverse stock split of the issued and outstanding shares of the common stock (the "Reverse Split") and (ii) to reduce the number of authorized shares of common stock from 40,000,000 to 20,000,000 shares (the "Stock Reduction"). On April 9, 1997, the Board of Directors of the Company unanimously approved the Reverse Split and the Stock Reduction. Stockholders holding a majority of the issued and outstanding common stock and all of the Preferred Stock approved the Reverse Split and the Stock Reduction on May 15, 1997. The Financing was completed in 1997 when the Company sold 1,000,000 shares of common stock for $2,000,000 in gross proceeds.

8.       NOTES PAYABLE

Notes payable consist of the following at December 31, 1998:

         The Company entered into a Loan and Security Agreement with a bank dated November 14, 1997. The agreement provided for a revolving line of credit up to $200,000 collateralized by substantially all assets of the Company and includes certain covenants. Through December 31, 1998 the Company had net borrowings of $125,000. The Company restructured this loan as a term loan with twelve equal installments of $10,417 plus interest at prime plus 2% payable beginning in January 1999.

         In September 1998, the Company borrowed $100,000 from an investor which was repaid in January 1999. The loan was non-interest bearing, however in consideration for the loan the Company issued three-year warrants to purchase 50,000 shares of common stock at a per share price of $2.00. Such warrants were assigned a fair value of $44,785 using a Black-Scholes model and recorded as additional paid-in capital, resulting in a debt discount. The debt discount was charged to interest expense during the year ended December 31, 1998 (see note
12).

9.       COMMITMENTS AND CONTINGENCIES

          CAPITAL LEASE

                The Company leases office equipment under a capital lease agreement which expires during fiscal 2003. Future minimum lease payments under this capital lease obligation for the years ending December 31 are as follows:

                                 1999                                             $      5,471
                                 2000                                                    5,471
                                 2001                                                    5,471
                                 2002                                                    5,471
                                 2003                                                    3,192
                                                                                  -------------
                                                                                        25,076
                                 Less amounts representing interest                     (5,662)
                                                                                  -------------
                                                                                  $     19,414
                                                                                  =============


          OPERATING LEASES

                The Company leases office space and equipment under the terms of operating lease agreements. Total rent expense for the years ended December 31, 1998 and 1997 was $65,082 and $55,664, respectively. The minimum lease payments under the terms of these lease agreements are as follows:


                                  Years Ending December 31,
                                 1999                            $     70,536
                                 2000                                  25,624
                                 2001                                   3,168
                                 2002                                   1,320
                                                                 -------------
                                                                 $    100,648
                                                                 =============


10.      INCOME TAXES

The Company's provision for income tax represents the current state minimum taxes. There is no deferred income tax provision due to the valuation allowance.

The temporary differences which give rise to the deferred tax provision (benefit) consist of the following for the years ended

 December 31:


                                                                  1998                1997
                                                             ---------------      -------------
               Property and equipment                        $       (3,273)      $       (951)
               Capitalized costs                                   (124,181)           (67,814)
               Accrued liabilities                                  (10,429)             3,937
               Allowance for doubtful accounts                        6,866             (6,866)
               Inventory reserve                                      4,284             (4,284)
               State income taxes                                      (272)               272
               Tax credit carryforwards                               1,247            (68,089)
               Net operating loss carryforwards                  (1,330,753)          (639,508)
                                                             ---------------      -------------
                                                                 (1,456,511)          (783,303)
               Valuation allowance                                1,456,511            783,303
                                                             ---------------      -------------
                                                             $            0       $          0
                                                             ===============      =============


The temporary differences which give rise to deferred income tax assets and liabilities at December 31 are as follows:


                                                                                    1998              1997
                                                                               ---------------    --------------
               Property and equipment                                          $        4,980     $       1,707
               Capitalized costs                                                      222,583            98,402
               Accrued liabilities                                                     11,447             1,018
               Allowance for doubtful accounts                                            ---             6,866
               Inventory reserve                                                          ---             4,284
               State income taxes                                                         816               544
               Tax credit carryforwards                                               197,367           198,614
               Net operating loss carryforwards                                     3,744,142         2,413,389
                                                                               ---------------    --------------
                                                                                    4,181,335         2,724,824
               Valuation allowance                                                 (4,181,335)       (2,724,824)
                                                                               ---------------    --------------
                                                                               $            0     $           0
                                                                               ===============    ==============


The provision for income taxes differs from the amount that would result from applying the federal statutory rate for the year ended December 31, as follows:


                                                                    1998            1997
                                                                 -----------     -----------
               Statutory regular federal income tax rate              (34.0%)         (34.0%)
               Nondeductible expenses                                   5.0             0.2
               State income taxes                                       0.1             0.1
               Tax credits                                             (0.3)           (1.0)
               Change in valuation allowance                           29.3            34.8
                                                                 -----------     -----------
                                                                       0.1%           0.1%
                                                                 ===========    ===========


         As of December 31, 1998, the Company has research and experimentation credit carryforwards for federal and state purposes of approximately $124,000 and $73,000, respectively. These credits begin to expire in 2010 for federal and state purposes. The Company also has approximately $10,110,000 and $2,875,000 of federal and state net operating loss carryforwards which will begin to expire in 2007 and 1999, respectively.

         The utilization of net operating loss and tax credit carryforwards may be limited under the provisions of Internal Revenue Code Section 382 and similar state provisions.

11.      STOCK OPTIONS

         1997 STOCK OPTION/STOCK ISSUANCE PLAN

In May 1998, the Company's 1997 Stock Option/Stock Issuance Plan (the "1997 Plan") was approved by stockholders at the Annual Meeting of Stockholders. All outstanding stock options under the Company's 1991 Stock Option Plan and 1993 Stock Option Plan were exchanged for stock options in the 1997 Plan. The 1997 Plan provides for the granting of stock options intended to qualify as incentive stock options and stock options not intended to qualify as incentive stock options ("non-statutory options") to employees of the Company, including officers, and non-statutory stock options to employees, including officers and directors of the Company, as well as to certain consultants and advisors.

The 1997 Plan is administered by a Compensation Committee (the "Committee") which is comprised of three members appointed by the Company's Board of Directors. The Committee may grant options to any officers, directors or key employees of the Company or its subsidiaries and to any other individuals whose participation in the 1997 Plan the Committee determines is in the Company's best interest. Up to 705,000 shares of common stock may be issued under the 1997 Plan, subject to adjustment upon the occurrence of certain events, including, but not limited to, stock dividends, stock splits, combinations, mergers, consolidations, reorganizations, reclassifications, exchanges, or other capital adjustments. The 1997 Plan limits to $100,000 the fair market value (determined at the time the option is granted) of the common stock with respect to which incentive stock options are first exercisable by any individual employee during any calendar year.

The 1997 Plan incorporates the federal tax law requirements for incentive stock options. Among other such requirements, the per share exercise price of an incentive stock option granted under the 1997 Plan must not be less than 100% of the fair market value of a share of the common stock on the date of grant and the option may not be exercised more than 10 years after its grant date. If an incentive stock option is granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price may not be less than 110% of such fair market value and the option may not be exercised more than five years after its grant date. Option grants under the 1997 Plan generally vest over a period of four years.

Outstanding options may be terminated or accelerated in the event of certain corporate acquisitions or other change of control events. An option granted under the 1997 Plan will not be assignable or transferable by the grantee other than by will or the laws of inheritance, except that a non-statutory option will be transferable by the grantee pursuant to a qualified domestic relations order as defined in the Code, Title I of the Employee Retirement Income Security Act or the rules thereunder. Other vesting, termination and payment provisions for incentive and non-statutory options may be determined by the Committee.

Stock option activity under the Plan is summarized as follows:


                                                    Year Ended                Year Ended
                                                   December 31,              December 31,
                                                       1998                      1997
                                                 ------------------       -------------------
         Outstanding, beginning of year                     33,688                   148,315
         Granted                                           739,892                       ---
         Exercised                                             ---                       ---
         Canceled                                          (68,688)                 (114,627)
                                                 ------------------       -------------------
         Outstanding, end of year                          704,892                    33,688
                                                 ==================       ===================
         Exercisable, end of year                          134,946                    24,588
                                                 ==================       ===================
         As of the end of the year:
               Option price per share                $1.88 - $2.00           $2.97 - $ 21.43
               Weighted average option price
               per share                                     $1.99                     $4.17

At December 31, 1998 the number of shares reserved and available for issuance under the 1997 Plan was 108. The weighted average remaining contractual life as of December 31, 1998 is approximately 108 months.

The Board of Directors approved an amendment to the 1997 Plan which increases the number of shares reserved and available for issuance under the 1997 Plan by 600,000 shares. This amendment was approved by stockholders at the Annual Meeting of Stockholders held in May 1999.

For stock options granted in 1998 to non-employees (consultants), the Company has recognized compensation cost of $17,862 for the year ended December 31, 1998 using a Black-Scholes option pricing model.

PRO FORMA EFFECT OF STOCK-BASED COMPENSATION

In calculating pro forma information as required by SFAS No. 123, the fair value was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions for the options on the Company's common stock for the year ended December 31, 1998: risk free interest rate with a range of 4.1% to 5.9%; dividend yield of 0%; volatility of the expected market prices of the Company's common stock of 61.4%; and expected life of the options of 4 years. There were no option grants in the year ended December 31, 1997.

For purpose of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows (in thousands, except per share information):

                                                              Year Ended December 31,
                                                            1998                     1997
                                                    ---------------------     -------------------
               Pro forma net loss                   $             (4,573)     $            (1,837)
               Pro forma net loss per share         $              (0.84)     $             (0.47)

12.      WARRANTS

Historically the Company has granted warrants in connection with fund raising activities and as consideration for certain services. Warrants to purchase 1,741,216 shares of common stock were outstanding and exercisable at December 31, 1998. A summary follows:

                                                             Per Share
                                        Number of            Exercise           Expiration
                 Grant Date             Warrants               Price               Date
               ----------------     ------------------    ----------------    ---------------
                    1992                       61,216          $4.57               2002
                    1994                      875,000          $0.01               2004
                    1996                       17,500          $2.00               2001
                    1997                      100,000          $2.25               2007
                    1998                      487,500       $2.00-$2.50            2001
                    1998                      200,000          $3.00               1999
                                    ------------------
                         Total              1,741,216
                                    ==================

The Company granted 437,500 warrants in connection with a private placement in 1998, 200,000 warrants to Medtronic-Physio Control pursuant to a Distribution and License Agreement dated December 2, 1998 (Note 13), and 50,000 warrants in connection with a short term loan in 1998 (Note 8), for a total of 687,500 warrants granted in 1998. These warrants were assigned a fair value of $433,416 determined using a Black-Scholes model. Of this amount, $339,251 was charged to equity as a cost of raising capital, $49,380 was recorded as an other asset and will be amortized over the five-year life of the Distribution and License Agreement and $44,785 was charged to interest expense.

13.      DISTRIBUTION AND LICENSE AGREEMENT

         In December 1998, Cardiac Science entered into a five-year exclusive distribution and licensing agreement with Medtronic Physio-Control, a subsidiary of Medtronic Inc. Under the agreement, Medtronic Physio-Control will market the Powerheart on an exclusive basis in the United States and Canada. Medtronic Physio-Control also obtained a license to the AECD Technology for integration into their in-hospital LIFEPAK(-Registered Trademark-) defibrillator-monitor products. This license is non-exclusive outside of the United States. The agreement also provides for Cardiac Science to share profits from the sale of proprietary disposable defibrillator pads that are used with the Powerheart as well as Physio-Control LIFEPAK defibrillators that include the AECD Technology.

         Pursuant to the agreement, Medtronic Physio-Control was granted warrants to purchase 200,000 shares of Cardiac Science common stock at $3.00 per share. These warrants will expire in November 1999. Medtronic Physio-Control also will receive warrants to purchase an additional 200,000 shares of common stock at $3.00 per share upon the sale of the 1,000th unit by Medtronic Physio-Control.

14.      SUPPLEMENTAL CASH FLOW DISCLOSURES:


                                                                       1998                1997              1996
                                                                -------------------- ----------------- -----------------
Cash paid during the year for:
  Income taxes                                                          $     1,600        $    1,600         $     988
  Interest                                                              $    27,038        $   10,133             2,300
Supplemental schedule of noncash investing
  and financing activities:
    Conversion of preferred stock into common stock                                        $  600,000
    Exchange of common stock subscribed for
      Common stock                                                                         $  268,000
      Common stock issued in payment of fees                                                                  $  18,000
    Purchase of equipment with a capital lease                          $    19,414
    Costs of equity issuances not yet paid                              $   261,335
    Costs of equity issuances associated with fair
      value of warrants issued                                          $   339,251
  Acquisition of Diagnostic Monitoring:
    Fair value of noncash assets acquired                                                  $  282,154
    Liabilities assumed and incurred                                                         (382,515)
    Intangible assets                                                                         657,138
    Preferred stock issued                                                                   (600,000)
    Cash acquired                                                                           $ (43,223)
Sale of net assets of Diagnostic Monitoring:
    Fair value of assets sold                                           $  (222,172)
    Liabilities assumed by purchaser                                        107,122
    Fair value of stock received                                            115,000
                                                                --------------------
Cash received                                                            $      -0-
                                                                ====================


15.      CONCENTRATIONS OF RISK

         Approximately 81% of the Company's revenues for the year ended December 31, 1997 are export sales to international countries.

16.      PRIVATE PLACEMENTS (UNAUDITED)

         For the quarter ending September 30, 1999, the Company sold 887,500 shares of common stock and three-year warrants to purchase 133,125 shares of common stock at $5.00 per share, for an aggregate purchase price of $3,550,000 to foreign investors in an offshore transaction pursuant to Regulation S promulgated under the Securities Act of 1933. The Company also received subscriptions from various foreign investors for an additional 245,000 shares of common stock and three-year warrants to purchase 36,750 shares of common stock at $5.00 per share, for an aggregate purchase price of $980,000. The funds for these subscribed shares were received on October 4, 1999. In connection with these financings, the Company is obligated to pay a finder a fee equal to 7.5 percent of the gross proceeds of the sale, payable in cash or common stock accrued at September 30, 1999. The finder will also receive three-year warrants to purchase 113,250 shares of common stock at $5.00 per share.

         During the three-month period ending September 30, 1999 the Company received $2,101,250 for the exercise of warrants to purchase 857,500 shares of common stock. The Company also received a notice to exercise warrants for 12,500 shares of common stock. The proceeds of this warrant exercise of $31,250 were received on October 4, 1999.

         On September 15, 1999, the Company issued 52,500 shares of common stock to a consultant in consideration for $203,438 of services rendered.

         On July 7, 1999, the Company issued 138,900 shares of common stock to a finder in consideration for $277,800 of services rendered. These services were in connection with a private placement completed in May 1999.

You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing the this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                                   -----------
                                TABLE OF CONTENTS


                                                                                                                  Page
                                                                                                                  ----
Prospectus Summary..........................................................................................         2
Risk Factors................................................................................................         5
Dividend Policy.............................................................................................        13
Capitalization..............................................................................................        14
Price Range of Common Stock.................................................................................        15
Management's Discussion and Analysis of Financial Condition and Results of Operations.......................        17
Business....................................................................................................        22
Management..................................................................................................        34
Principal Stockholders......................................................................................        42
Selling Stockholders and Plan of Distribution...............................................................        43
Certain Transactions........................................................................................        50
Description of Securities...................................................................................        50
Shares Eligible for Future Sale.............................................................................        51
Legal Matters...............................................................................................        52
Experts.....................................................................................................        52
Where You Can Find More Information.........................................................................        52
Index to Financial Statements...............................................................................       F-1


                                   -----------

         Until __________, 2000, all dealers that effect transactions in our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              Cardiac Science, Inc.
                        8,791,630 Shares of Common Stock

                                   -----------

                                   PROSPECTUS
                                          , 2000
                              -----------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses of the Registrant in connection with the issuance and distribution of the securities being registered hereby (other than underwriting discounts and commissions) are as follows:

Registration Fee (Securities and Exchange Commission)............   $ 10,886
Accounting Fees and Expenses ....................................   $ 15,000
Legal Fees and Expenses..........................................   $ 25,000
Transfer Agent's Fees............................................   $  2,000
Miscellaneous Expenses ..........................................   $  5,000
                                                                    -----------
Total............................................................   $ 57,886
                                                                    -----------


The Registrant will bear all costs and expenses of the registration of the shares under the Securities Act and certain state securities laws, other than fees of counsel for the selling stockholders and any discounts or commissions payable with respect to sales of the shares.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Article VIII of the Registrant's Bylaws provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law and California Law.

         Article VIII of the Registrant's Bylaws also provides for the prepayment of expenses to persons entitled to indemnification (subject to certain conditions), and permits the Registrant to purchase and maintain insurance on behalf of any director, officer, employee, or agent against any liability asserted against or incurred by them in any such capacity, or arising out of their status as such, whether or not the Registrant would have the power or obligation to indemnify them against such liability under the Registrant's Bylaws.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchase, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Article SIXTH of the Registrant's Certificate of Incorporation provides for such limitation of liability.

         The general effect of the foregoing provisions is to reduce the circumstances in which an officer, director, agent, or employee may be required to bear the economic burdens of the foregoing liabilities and expenses.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

         During the last three years, the Registrant has made the following issuances of securities, none of which were registered under the Securities Act of 1933, as amended (the "Securities Act"):

         On April 11, 1997, the Registrant issued 500 shares of convertible preferred stock in connection with the acquisition of Diagnostic Monitoring pursuant to Section 4(2) promulgated under the Securities Act. These shares were converted into 500,000 shares of common stock on September 30, 1997.

         On August 29, 1997, the Registrant sold 750,000 shares of common stock for a purchase price of $1,500,000 to foreign investors in an offshore transaction pursuant to Regulation S promulgated under the Securities Act.

         On September 30, 1997, the Registrant sold 50,000 shares of common stock to a finder in consideration for $100,000 of services rendered. The shares were issued pursuant to Regulation S promulgated under the Securities Act.

         On December 4, 1997, the Registrant sold 250,000 shares of common stock for a purchase price of $500,000 to foreign investors in an offshore transaction pursuant to Regulation S promulgated under the Securities Act.

         On April 26, 1998, the Registrant sold 150,000 shares of common stock for a purchase price of $300,000 to foreign investors in an offshore transaction pursuant to Regulation S promulgated under the Securities Act.

         On May 15, 1998, the Registrant sold 100,000 shares of common stock for a purchase price of $200,000 to foreign investors in an offshore transaction pursuant to Regulation S promulgated under the Securities Act.

         On June 16, 1998, the Registrant sold 50,000 shares of common stock for a purchase price of $100,000 to foreign investors in an offshore transaction pursuant to Regulation S promulgated under the Securities Act.

         On June 30, 1998, the Registrant sold 200,000 shares of common stock for a purchase price of $400,000 to foreign investors in an offshore transaction pursuant to Regulation S promulgated under the Securities Act.

         On August 10, 1998, the Registrant sold 50,000 shares of common stock for a purchase price of $100,000 to foreign investors in an offshore transaction pursuant to Regulation S promulgated under the Securities Act.

         On October 4, 1998, the Registrant sold 50,000 shares of common stock for a purchase price of $100,000 to foreign investors in an offshore transaction pursuant to Regulation S promulgated under the Securities Act.

         On October 21, 1998, the Registrant sold 500,000 shares of common stock and three-year warrants to purchase 125,000 shares of common stock at $2.50 per share, for an aggregate purchase price of $1,000,000 to foreign investors in an offshore transaction pursuant to Regulation S promulgated under the Securities Act.

         On December 22, 1998, the Registrant sold 750,000 shares of common stock and three-year warrants to purchase 187,500 shares of common stock at $2.50 per share, for an aggregate purchase price of $1,500,000 to foreign investors in an offshore transaction pursuant to Regulation S promulgated under the Securities Act.

         On July 7, 1999, the Registrant sold 138,900 shares of common stock to a finder in consideration for $277,800 of services rendered. The shares were issued pursuant to Regulation S promulgated under the Securities Act.

         For the period of August 27, 1999 through September 13, 1999, the Registrant sold an aggregate of 857,500 shares of common stock through the exercise of warrants for an aggregate purchase price of $2,101,250. These shares were sold to foreign investors in an offshore transaction pursuant to Regulation S promulgated under the Securities Act.

         On September 15, 1999, the Registrant sold 52,500 shares of common stock to Zevex, Inc., its contract manufacturer, in consideration for $203,438 of services rendered. The shares were sold pursuant to Section 4(2) of the Securities Act.

         For the quarter ending September 30, 1999, the Registrant sold 887,500 shares of common stock and three-year warrants to purchase 133,125 shares of common stock at $5.00 per share, for an aggregate purchase price of $3,550,000 to foreign investors in an offshore transaction pursuant to Regulation S promulgated under the Securities Act.

         On October 4, 1999, the Registrant sold 245,000 shares of common stock and three-year warrants to purchase 36,750 shares of common stock at $5.00 per share, for an aggregate purchase price of $980,000 to foreign investors in an offshore transaction pursuant to Regulation S promulgated under the Securities Act.

         For the period of October 4, 1999 through November 3, 1999, the Registrant sold an aggregate of 50,000 shares of common stock through the exercise of warrants for an aggregate purchase price of $125,000. These shares were sold to foreign investors in an offshore transaction pursuant to Regulation S promulgated under the Securities Act.

         On November 5, 1999, the Registrant sold 500,000 shares of common stock and three-year warrants to purchase 75,000 shares of common stock at $5.00 per share, for an aggregate purchase price of $2,000,000 to foreign investors in an offshore transaction pursuant to Regulation S promulgated under the Securities Act.

         On November 15, 1999, the Registrant sold 92,620 shares of common stock to finders in consideration for $323,280 of services rendered. The shares were issued pursuant to Regulation S promulgated under the Securities Act.

         On December 10, 1999, the Registrant sold 125,000 shares of common stock and three-year warrants to purchase 18,750 shares of common stock at $5.00 per share, for an aggregate purchase price of $500,000 to foreign investors in an offshore transaction pursuant to Regulation S promulgated under the Securities Act.

         On December 15, 1999, the Registrant sold 31,400 shares of common stock to finders in consideration for $78,500 of services rendered. The shares were issued pursuant to Regulation D promulgated under the Securities Act.

         On January 21, 2000 the Registrant sold an aggregate of 231,875 shares of common stock through the exercise of warrants for an aggregate purchase price of $232. These shares were sold to foreign investors in an offshore transaction pursuant to Regulation S promulgated under the Securities Act.

         On January 25, 2000 the Registrant sold an aggregate of 50,000 shares of common stock through the exercise of warrants for an aggregate purchase price of $125,000. The shares were sold pursuant to Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS.


           EXHIBIT NO.       DESCRIPTION
           3.1               Certificate of Incorporation (1)
           3.2               Bylaws (1)
           4.1               Form of Common Stock Certificate (1)
           4.2               Form of Warrant Certificates of A.R. Baron, Breslow & Walker, Howard K. Cooper, J. Donald
                                Hill, Fran Daniels and Medstone, Inc. (2)
           4.3*              Form of Warrant Certificate held by various foreign investors
           5*                Opinion of Counsel
           10.1              Facility Lease dated May 1, 1997 for 1176 Main St, Bldg C, Irvine, CA (7)
           10.2              1997 Stock Option/Stock Issuance Plan(6)
           10.3              Agreement and Plan of Merger, dated April 9, 1997, by and among the Company,
                                Raymond W. Cohen, Innovative Physicians Service, Inc. d/b/a Diagnostic Monitoring
                                and CSI Merging Corporation (4)
           10.4              Promissory Note, dated April 9, 1997 in principal amount of $100,000 payable to
                                Raymond W. Cohen (4)
           10.5              Employment Agreement, dated May 1, 1998 between the Company and Raymond Cohen (8)
           10.6              Employment Agreement, dated September 14, 1998 between the Company and Michael
                                Gioffredi (9)
           10.7              Employment Agreement, dated July 1, 1998 between the Company and Dongping Lin (10)
           10.8              Employment Agreement, dated May 1, 1998 between the Company and Jeffery Blanton (11)
           10.9              Employment Agreement, dated May 1, 1998 between the Company and Brett L. Scott (12)
           10.10             Amended and Restated Loan and Security Agreement with Silicon Valley Bank, dated
                                December 30, 1998 (13)
           10.11             Development and Manufacturing Agreement with Zevex, Inc. dated August 21, 1998 (14)
           10.12             Agreement for Purchase and Sale of Assets Between Innovative Physician Services, Inc. (DBA
                             Diagnostic Monitoring), and Biosensor Corporation, dated December 31, 1998 (15)
           10.13+            Distribution and License Agreement with Medtronic Physio-Control Corporation dated December 2,
                             1998 (16)
           10.14             Addendum and Modification to the Distribution and
                             License Agreement, dated the 2nd day of December,
                             1998 by and between Medtronic Physio-Control
                             Corporation and Cardiac Science, Inc.
                             (17)
           10.15             Facility lease dated September 9, 1999 for 16931 Millikan Avenue, Irvine, CA (18)
           23.1*             Consent of PricewaterhouseCoopers LLP
           23.2*             Consent of Ernst & Young LLP
           23.3*             Consent of Counsel (contained in opinion of counsel filed as Exhibit 5)
           27                Financial Data Schedule


*    Filed herewith.
1. Incorporated by reference to Exhibits 3.1 and 3.2 to the Company's Application for Registration on Form 10 dated October 2, 1991.
2. Incorporated by reference to Exhibit 4.1 to the Company's Form 10-K for the year ended December 31, 1993.
3. Incorporated by reference to Exhibit 10.1 to Amendment No. 1, dated April 18, 1992, to Application For Registration on Form 10.
4. Incorporated by reference to Exhibit 10.8 to Form 10-K for the year ended December 31, 1996.
5. Incorporated by reference to Exhibit 10.10 to Company's Form 10-QSB\A No.1 for the quarter ended June 30, 1998

6. Incorporated by reference to the Company's Definitive Proxy Statement for the Annual Meeting of Stockholders held on May 12, 1998
7. Incorporated by reference to Exhibit 10.4 to Form 10-KSB for the year ended December 31, 1997.
8. Incorporated by reference to Exhibit 10.5 to Form 10-KSB for the year ended December 31, 1998.
9. Incorporated by reference to Exhibit 10.6 to Form 10-KSB for the year ended December 31, 1998.
10. Incorporated by reference to Exhibit 10.7 to Form 10-KSB for the year ended December 31, 1998.
11. Incorporated by reference to Exhibit 10.8 to Form 10-KSB for the year ended December 31, 1998.
12. Incorporated by reference to Exhibit 10.9 to Form 10-KSB for the year ended December 31, 1998.
13. Incorporated by reference to Exhibit 10.10 to Form 10-KSB for the year ended December 31, 1998.
14. Incorporated by reference to Exhibit 10.11 to Form 10-KSB for the year ended December 31, 1998.
15. Incorporated by reference to Exhibit 10.12 to Form 10-KSB for the year ended December 31, 1998.
16. Incorporated by reference to Exhibit 10.13 to Form 10-KSB for the year ended December 31, 1998.
17. Incorporated by reference to Exhibit 10.14 to Form 10-QSB for the quarter ended June 30, 1999.
18. Incorporated by reference to Exhibit 10.15 to Form 10-QSB for the quarter ended September 30, 1999.
+    Portions have been omitted pursuant to a request for confidential treatment

ITEM 17. UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.

         The undersigned Registrant hereby undertakes that it will:

                  (1) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

                  (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of Prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                  (3) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                         (i) Include any prospectus required by Section 10(a)(3)
                    of the Securities Act;

                         (ii) Reflect in the prospectus any facts or events
                    arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                         (iii) Include any material information with respect to
                    the plan of distribution not previously discussed in the registration statement or any material change to such information in the registration statement.

                  (4) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on February 4, 2000.

                         CARDIAC SCIENCE, INC.

                         By: /s/ Raymond W. Cohen
                             ------------------------------------------
                             Raymond W. Cohen
                             PRESIDENT, (PRINCIPAL EXECUTIVE OFFICER)


                         By: /s/ Brett L. Scott
                             ------------------------------------------
                             Brett L. Scott
                             CHIEF FINANCIAL OFFICER, (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raymond Cohen, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

         SIGNATURE                        TITLE             DATE
         ---------                        -----             ----

/s/ Raymond W. Cohen
------------------------
Raymond W. Cohen                          Director          February 4, 2000

/s/ Paul Quadros
------------------------
Paul Quadros                              Director          February 4, 2000

/s/ Peter Crosby
------------------------
Peter Crosby                              Director          February 4, 2000

/s/ Howard Evers
------------------------
Howard Evers                              Director          February 4, 2000

                              CARDIAC SCIENCE, INC.

                                  EXHIBIT INDEX

           EXHIBIT NO.       DESCRIPTION
           -----------       -----------
           3.1               Certificate of Incorporation (1)
           3.2               Bylaws (1)
           4.1               Form of Common Stock Certificate (1)
           4.1               Form of Warrant Certificates of A.R. Baron, Breslow
                             & Walker, Howard K. Cooper, J. Donald Hill,
                             Fran Daniels and Medstone, Inc. (2)
           4.3*              Form of Warrant Certificate held by various foreign
                             investors
           5*                Opinion of Counsel
           10.1              Facility Lease dated May 1, 1997 for 1176 Main St,
                             Bldg C, Irvine, CA (7)
           10.2              1997 Stock Option/Stock Issuance Plan(6)
           10.3              Agreement and Plan of Merger, dated April 9, 1997,
                             by and among the Company, Raymond W. Cohen,
                                Innovative Physicians Service, Inc. d/b/a
                                Diagnostic Monitoring and CSI Merging
                                Corporation (4)
           10.4              Promissory Note, dated April 9, 1997 in principal
                                amount of $100,000 payable to
                                Raymond W. Cohen (4)
           10.5              Employment Agreement, dated May 1, 1998 between the
                             Company and Raymond Cohen (8)
           10.6              Employment Agreement, dated September 14, 1998
                             between the Company and Michael Gioffredi (9)
           10.7              Employment Agreement, dated July 1, 1998 between
                             the Company and Dongping Lin (10)
           10.8              Employment Agreement, dated May 1, 1998 between the
                             Company and Jeffery Blanton (11)
           10.9              Employment Agreement, dated May 1, 1998 between the
                             Company and Brett L. Scott (12) Amended and
                             Restated Loan and Security Agreement with Silicon
           10.10             Valley Bank, dated December 30, 1998 (13)
           10.11             Development and Manufacturing Agreement with Zevex,
                             Inc. dated August 21, 1998 (14)
           10.12             Agreement for Purchase and Sale of Assets Between
                             Innovative Physician Services, Inc. (DBA
                             Diagnostic Monitoring), and Biosensor Corporation,
                             dated December 31, 1998 (15)
           10.13+            Distribution and License Agreement with Medtronic
                             Physio-Control Corporation dated December 2,
                             1998 (16)
           10.14             Addendum and Modification to the Distribution and
                             License Agreement, dated the 2nd day of December,
                             1998 by and between Medtronic Physio-Control
                             Corporation and Cardiac Science, Inc. (17)
           10.15             Facility lease dated September 9, 1999 for 16931
                             Millikan Avenue, Irvine, CA (18)
           23.1*             Consent of PricewaterhouseCoopers LLP
           23.2*             Consent of Ernst & Young LLP
           23.3*             Consent of Counsel (contained in opinion of counsel
                             filed as Exhibit 5)
           27                Financial Data Schedule

*         Filed herewith

(1) Incorporated by reference to Exhibits 3.1 and 3.2 to the Company's Application for Registration on Form 10 dated October 2, 1991.
(2) Incorporated by reference to Exhibit 4.1 to the Company's Form 10-K for the year ended December 31, 1993.
(3) Incorporated by reference to Exhibit 10.1 to Amendment No. 1, dated April 18, 1992, to Application For Registration on Form 10.
(4) Incorporated by reference to Exhibit 10.8 to Form 10-K for the year ended December 31, 1996.

(5) Incorporated by reference to Exhibit 10.10 to Company's Form 10-QSB\A No.1 for the quarter ended June 30, 1998
(6) Incorporated by reference to the Company's Definitive Proxy Statement for the Annual Meeting of Stockholders held on May 12, 1998
(7) Incorporated by reference to Exhibit 10.4 to Form 10-KSB for the year ended December 31, 1997.
(8) Incorporated by reference to Exhibit 10.5 to Form 10-KSB for the year ended December 31, 1998.
(9) Incorporated by reference to Exhibit 10.6 to Form 10-KSB for the year ended December 31, 1998.
(10) Incorporated by reference to Exhibit 10.7 to Form 10-KSB for the year ended December 31, 1998.
(11) Incorporated by reference to Exhibit 10.8 to Form 10-KSB for the year ended December 31, 1998.
(12) Incorporated by reference to Exhibit 10.9 to Form 10-KSB for the year ended December 31, 1998.
(13) Incorporated by reference to Exhibit 10.10 to Form 10-KSB for the year ended December 31, 1998.
(14) Incorporated by reference to Exhibit 10.11 to Form 10-KSB for the year ended December 31, 1998.
(15) Incorporated by reference to Exhibit 10.12 to Form 10-KSB for the year ended December 31, 1998.
(16) Incorporated by reference to Exhibit 10.13 to Form 10-KSB for the year ended December 31, 1998.
(17) Incorporated by reference to Exhibit 10.14 to Form 10-QSB for the quarter ended June 30, 1999.
(18) Incorporated by reference to Exhibit 10.15 to Form 10-QSB for the quarter ended September 30, 1999.

+    Portions have been omitted pursuant to a request for confidential treatment